UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.          )

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AGILENT TECHNOLOGIES, INC.
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5301 Stevens Creek Boulevard
Santa Clara, California 95051
(408) 553-2424

Notice of Annual Meeting of Stockholders

TIME	:	8:00 a.m., Pacific Time, on Wednesday, March 16, 2022 (login beginning 7:30 a.m., Pacific Time)

PLACE	:	Virtual Meeting
www.meetnow.global/MUKST9J

AGENDA	:	1.To elect three directors to a three-year term. At the annual meeting, the Board of Directors intends to present the following nominees for election as directors:

•Hans E. Bishop, •Otis W. Brawley, M.D. and •Mikael Dolsten, M.D., Ph.D.

2.To approve, on a non-binding advisory basis, the compensation of our named executive officers.

3.To ratify the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

4.To vote on a stockholder proposal regarding the right to call a special meeting, if properly presented at the meeting.

5.To consider such other business as may properly come before the annual meeting.

RECORD DATE	:	You are entitled to vote at the annual meeting and at any adjournments, postponements or continuations thereof if you were a stockholder at the close of business on Tuesday, January 18, 2022.

VOTING	:

For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a hard copy of the proxy statement, on your enclosed proxy card.

ADMISSION	:

To participate in the virtual annual meeting, stockholders of record will need the 15-digit control number included on your Notice of Internet Availability of Proxy Materials, your proxy card or on the instructions that accompanied your proxy materials. Beneficial owners will need to register in order to attend the virtual annual meeting. For detailed instructions, please refer to page 60 in the General Information section. The annual meeting will begin promptly at 8:00 a.m., Pacific Time. Attendees may begin logging in at 7:30 a.m., Pacific Time, thirty minutes in advance of the meeting. If you encounter any difficulties accessing the meeting, please call the technical support number 1-888-724-2416.

QUESTIONS:

We are committed to ensuring the annual meeting provides stockholders with a meaningful opportunity to participate, including the ability to ask questions. Stockholders of record may ask questions during the annual meeting by following the instructions on your Notice, proxy card or the instructions that accompanied your proxy. Beneficial owners may ask questions directly via the virtual meeting website. Questions relevant to meeting matters will be answered during the meeting, subject to time constraints. We will post responses to such questions not answered due to time constraints on our Investor Relations webpage.

By Order of the Board of Directors

MICHAEL TANG
Senior Vice President, General Counsel and Secretary

This proxy statement and the accompanying proxy card are being sent or made available on or about February 3, 2022.

SUMMARY INFORMATION

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements as defined in the Securities Exchange Act of 1934 (the “Exchange Act”) and is subject to the safe harbors created therein. The forward-looking statements contained herein are generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on the beliefs and assumptions of our management and on currently available information. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our annual report on Form 10-K for the fiscal year ended October 31, 2021. We undertake no responsibility to publicly update or revise any forward-looking statement.

PROXY SUMMARY

The following is a summary which highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you are urged to read the entire proxy statement carefully before voting.

Voting Matters and Vote Recommendations

We currently expect to consider four items of business at the 2022 annual meeting. The following table lists those items of business and our Board’s vote recommendation.

	PROPOSAL	BOARD RECOMMENDATION	REASONS FOR RECOMMENDATION	MORE INFORMATION
(1)	Election of three directors to a three-year term	FOR	The Board and the Nominating/Corporate Governance Committee believe our nominees possess the skills, experience and qualifications to effectively monitor performance, provide oversight and support management’s execution of our long-term strategy.	6
(2)	Advisory vote to approve the compensation of our named executive officers	FOR	Our executive compensation program incorporates a number of compensation governance best practices and reflects our commitment to pay for performance.	52
(3)	Ratification of the independent registered public accounting firm	FOR	Based on their assessment, the Board and the Audit and Finance Committee believe that the appointment of PricewaterhouseCoopers LLP is in the best interests of the company and our stockholders.	52
(4)	Stockholder proposal regarding the right to call a special meeting	AGAINST	The Board believes that this proposal may shift power to a small minority of stockholders and enable misuse and disruption to the detriment of the company and our stockholders and is unnecessary given our strong corporate governance standards.	56

SUMMARY INFORMATION

Director Nominees

Our Board is currently divided into three classes serving staggered three-year terms. The following table provides summary information about each of the three director nominees who are being voted on at the annual meeting.

NAME	AGE	DIRECTOR SINCE	OCCUPATION		COMMITTEE MEMBERSHIPS
Hans E. Bishop	57	2017	Director of Sana Biotechnology, Inc.,	•	Compensation
			JW Therapeutics, Inc. and	•	Nominating/Corporate Governance
			Lyell Immunopharma, Inc.

Otis W. Brawley, M.D.	62	2021	Bloomberg Distinguished Professor of Oncology and	•	Compensation
			Epidemiology	•	Nominating/Corporate Governance
			Johns Hopkins University

Mikael Dolsten, M.D., Ph.D.	63	2021	President of Worldwide Research, Development	•	Audit and Finance
			and Medical, Chief Scientific Officer and	•	Nominating/Corporate Governance
			Executive Vice President
			Pfizer Inc.

Corporate Social Responsibility (including as to ESG Matters)

We are strongly committed to progress on environmental, social responsibility and governance issues. This commitment is an important part of our mission – to advance the quality of life – and aligned with our core business objectives. In the past year, our products and our expertise have contributed to stemming the tide of COVID-19. We have also continued to take proactive actions to protect the health and safety of our employees, customers, partners and suppliers. We announced our commitment to achieve net-zero greenhouse gas emissions by 2050. We believe that, with our culture of innovation, we are in a strong position to contribute important solutions to reducing greenhouse gas emissions. As a company, we are committed to continued sustainable business operations, thoughtful social responsibility initiatives and maintaining governance structures that promote effective oversight.

Environmental Sustainability

In fiscal year 2021, we announced our commitment to achieve net-zero greenhouse gas emissions no later than 2050. To achieve these goals, we have also committed to interim greenhouse gas reduction targets. By 2030, we will reduce absolute scope 1 and 2 emissions by 50%, and scope 3 emissions by at least 30% (with a stretch goal of 40%) from a base year of 2019. In addition, we will continue to invest in renewable energy and focus on three areas where our carbon footprint is greatest: purchased goods and services, sold products, and transportation and distribution. To provide investors with meaningful sustainability information, we also announced that we are adopting the Task Force on Climate-related Financial Disclosures (TCFD) recommendations.

Diversity and Inclusion

As a global company, much of our success is rooted in the diversity of our teams and our commitment to inclusion. We value diversity at all levels and continue to focus on extending our diversity and inclusion initiatives across our entire workforce, from providing managers transparency of their workforce pay equity to working with managers to develop strategies for building diverse teams and promoting the advancement of leaders from different backgrounds. Agilent is committed to creating a diverse work environment and is proud to be an equal opportunity employer. We believe in an inclusive workforce, where employees from a number of cultures and countries are engaged and encouraged to leverage their collective talents. As of October 31, 2021, approximately 39% of our full-time employees were female. Approximately 45% of our board is comprised of directors representing underrepresented groups as of December 31, 2021. We also have employee-network groups aimed at promoting engagement of women and Black employees. To further our commitment to global diversity and inclusion efforts, in 2020 we hired an associate vice president of diversity and inclusion and launched a number of company-wide initiatives.

SUMMARY INFORMATION

Corporate Governance

The Board is committed to sound and effective governance practices that promote long-term stockholder value and strengthen Board and management accountability to our stockholders, customers and other stakeholders. The following table highlights many of our key governance practices. Specific details on our governance practices can be found starting on page 14.

✓	Ten of our eleven directors are independent	✓	Annual Board self-assessment process, including peer evaluations
✓	Independent standing Board committees	✓	Majority voting and director resignation policy in uncontested director elections
✓	Strong independent Chairperson	✓	Continued assessment of highly qualified, diverse and independent candidates for nomination to the Board
✓	Regular meetings of our independent directors without management present	✓	Strong focus on pay-for-performance
✓	Diverse Board with an effective mix of skills, experience and perspectives	✓	Proactive stockholder engagement
✓	Five new independent directors added during the past five years	✓	Policies prohibiting hedging, short selling and pledging of our common stock
✓	Varied lengths of Board tenure with an average tenure of eight years	✓	Stock ownership guidelines for executive officers and directors
✓	Proxy access for our stockholders	✓	Robust enterprise risk management approach, overseen by the Board through its Audit and Finance Committee

Stockholder Engagement

We have a year-around stockholder engagement program that reaches a wide variety of stockholders, market participants and potential investors.  This program involves periodic discussions with respect to various matters that may be of interest, such as our business, financial and operating performance, corporate governance initiatives, ESG-related disclosures and practices, diversity and inclusion topics, human capital management, risk management, compensation and corporate priorities. Feedback and perspectives from investors gathered from our engagement programs are regularly considered by our management team and Board, as the Company seeks to incorporate valuable investor insights into deliberations and decision-making processes.

Oversight and Management of Corporate Social Responsibility (including as to ESG Matters)

Our Board, through its Nominating/Corporate Governance Committee, oversees Agilent’s environmental, social and governance (ESG) program and the progress of our ESG efforts and initiatives. The Nominating/Corporate Governance Committee formally reviews our ESG efforts, including our sustainability initiatives, within the organization and reports to the Board on a regular basis. The Board and its Compensation Committee oversee the administration of the company’s employee benefits, including health and compensation plans.

For more information, refer to our annual Corporate Social Responsibility report, which is available on our website. Our Corporate Social Responsibility report and website are not part of or incorporated by reference into this proxy statement.

TABLE OF CONTENTS

2022 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

PROPOSAL 1 - ELECTION OF DIRECTORS

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires. Our Bylaws, as amended, allow the Board to fix the number of directors by resolution. Our Board currently consists of eleven directors divided into three classes.

The terms of three directors will expire at this annual meeting. The current composition of the Board and the term expiration dates for each director are as follows:

Class	Directors	Term Expires
I	Hans E. Bishop, Otis W. Brawley, M.D. and Mikael Dolsten, M.D., Ph.D.	2022
II	Heidi Kunz, Sue H. Rataj, George A. Scangos, Ph.D. and Dow R. Wilson	2023
III	Mala Anand, Koh Boon Hwee, Michael R. McMullen and Daniel K. Podolsky, M.D.	2024

In addition to the biographical information provided below, please review our Director Qualifications Matrix and related disclosure on page 17 for deeper insight into the skills, experiences and diversity of our carefully constructed board of directors as a whole.

Director Nominees for Election to New Three-Year Terms That Will Expire in 2025

Directors elected at the 2022 annual meeting will hold office for a three-year term expiring at the annual meeting in 2025 (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal). All nominees are currently serving as our directors. To the best knowledge of the Board, all of the nominees are able and willing to serve. Each nominee has consented to be named in this proxy statement and to serve if elected.  Information regarding each nominee is provided below as of December 31, 2021. There are no family relationships among our executive officers and directors.

HANS E. BISHOP
Age: 57	Board Committees:		Other Public Directorships:
Director Since: July 2017	•	Compensation	•	Lyell Immunopharma, Inc.
	•	Nominating/Corporate Governance	•	JW (Cayman) Therapeutics Co. Ltd.
			•	Sana Biotechnology, Inc.

Former Public Directorships Held During the Past Five Years:
	•	Avanir Pharmaceuticals, Inc.
	•	Celgene Corporation
	•	Juno Therapeutics, Inc.

Mr. Bishop served as Chief Executive Officer of GRAIL, Inc. from June 2019 to October 2021, and served as a member of GRAIL’s Board of Directors since August 2016. He served as a member of the Board of Directors of Celgene Corporation from April 2018 to November 2019 when Celgene Corporation was acquired by Bristol-Myers Squibb Company. Mr. Bishop served as President, Chief Executive Officer and a member of the Board of Directors of Juno Therapeutics, Inc. from September 2013 to March 2018 when Juno was acquired by Celgene Corporation. From February 2012 until October 2012, Mr. Bishop was the chief operating officer of Photothera Inc., a late-stage medical device company owned by Warburg Pincus, and he continued working with Warburg Pincus as an Executive in Residence until October 2013. Prior to joining Photothera Inc., Mr. Bishop served as executive vice president and chief operating officer at Dendreon Corporation, a publicly-traded biopharmaceutical company, from January 2010 to September 2011. Mr. Bishop has also served as the president of the specialty medicine business at Bayer Healthcare Pharmaceuticals Inc. from December 2006 to January 2010, where he was responsible for a diverse portfolio of neurology, oncology and hematology products.

Qualifications

Mr. Bishop brings a valuable set of skills to the Board through his broad experience as an operating officer within the pharmaceutical industry and executive experience in the biotechnology industry.

PROPOSAL 1 - ELECTION OF DIRECTORS

OTIS W. BRAWLEY, M.D.
Age: 62	Board Committees:		Other Public Directorships:
Director Since: November 2021	•	Compensation	•	Incyte Corporation
	•	Nominating/Corporate Governance	•	Lyell Immunopharma, Inc.
			•	PDS Biotechnology Corp

Former Public Directorships Held During the Past Five Years:
	•	None

Dr. Brawley has served as the Bloomberg Distinguished Professor of Oncology and Epidemiology at Johns Hopkins University since 2019. Dr. Brawley served as the Chief Medical and Scientific Officer at the American Cancer Society from 2007 to 2018. He served as an Internist and Oncologist and Professor of Hematology, Oncology, Medicine and Epidemiology at Emory University from 2001 to 2018. Dr. Brawley has served on the board of directors of Incyte Corporation, a public biotechnology company, since September 2021. He has served on the board of directors of Lyell Immunopharma, Inc., a public biotechnology company, since April 2021. He has served on the board of directors of PDS Biotechnology Corp, a public biotechnology company, since November 2020.

Qualifications

Dr. Brawley brings to the Board scientific expertise and relevant insight into healthcare delivery through his current responsibilities in a leading large academic medical center.

MIKAEL DOLSTEN, M.D., Ph.D.
Age: 63	Board Committees:		Other Public Directorships:
Director Since: September 2021	•	Audit and Finance	•	Karyopharm Therapeutics Inc.
	•	Nominating/Corporate Governance	•	Vimian Group

Former Public Directorships Held During the Past Five Years:
	•	None

Dr. Dolsten has served as President of Worldwide Research, Development and Medical, Chief Scientific Officer and Executive Vice President of Pfizer since 2010. He served as President of Worldwide Research and Development and Senior Vice President of Pfizer from May 2010 until December 2010 and President of Pfizer BioTherapeutics Research & Development Group and Senior Vice President of Pfizer from 2009 until 2010. From 2008 to 2009, Dr. Dolsten served as Senior Vice President of Wyeth Pharmaceuticals, Inc., a public biopharmaceutical company that was acquired by Pfizer in 2009, and President of Wyeth Research from 2008 to 2009. Prior to joining Wyeth, Dr. Dolsten was a Private Equity Partner at Orbimed Advisors, LLC and Executive Vice President, Head of Pharma Research at Boehringer Ingelheim, a pharmaceutical company. Dr. Dolsten also previously held research leadership positions at AstraZeneca plc, Pharmacia and Upjohn Company. Dr. Dolsten has also served on the board of directors of Karyopharm Therapeutics Inc., a public pharmaceutical company, since March 2015. He has served on the board of directors of Vimian Group, a public company supporting veterinary professionals, since April 2021.

Qualifications

Dr. Dolsten has significant experience in the pharmaceutical and biotechnology industries, including his experience serving in senior management positions with Wyeth Pharmaceuticals, Inc., Boehringer Ingelheim, AstraZeneca plc, Pharmacia and Upjohn Company. In addition, Dr. Dolsten brings considerable public company director experience as well as extensive experience within our industry and expertise in business finance.

PROPOSAL 1 - ELECTION OF DIRECTORS

Vote Required

Under our majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present at the annual meeting or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast “FOR” a director must exceed 50% of the votes cast with respect to that director. Abstentions and broker non-votes will not count as a vote “FOR” or “AGAINST” a nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast.

The Board of Directors recommends a vote FOR the election to the Board of each of the foregoing nominees.

The directors whose terms are not expiring this year and who will continue to serve as a director are listed below. They will continue to serve as directors for the remainder of their terms or such other date, in accordance with our Bylaws. Information regarding each of such directors is provided below as of December 31, 2021.

Directors Whose Terms Expire in 2023

HEIDI KUNZ
Age: 67	Board Committees:		Other Public Directorships:
Director Since: February 2000	•	Compensation	•	Avanos Medical, Inc.
	•	Nominating/Corporate Governance		(formerly Halyard Health, Inc.)
			•	Phathom Pharmaceuticals, Inc.

Former Public Directorships Held During the Past Five Years:
	•	Financial Engines, Inc.

Ms. Kunz has served as a member of the Board of Directors of Phathom Pharmaceuticals, Inc. since September 2019. She has served as Executive Vice President and Chief Financial Officer of Blue Shield of California from 2003 through 2012 and as Executive Vice President and the Chief Financial Officer of Gap, Inc. from 1999 to 2003. Prior thereto, Ms. Kunz served as the Chief Financial Officer of ITT Industries, Inc. from 1995 to 1999. From 1979 to 1995, she held senior financial management positions at General Motors Corporation, including Vice President and Treasurer.

Qualifications

Ms. Kunz possesses significant experience in management and financial matters, having served as the Chief Financial Officer of both public and private companies. Ms. Kunz previously served as the chairperson of our Audit and Finance Committee and was qualified as a financial expert under SEC guidelines. In addition, Ms. Kunz has considerable experience and expertise with our company having been a member of the Board for over 10 years.

SUSAN H. RATAJ
Age: 64	Board Committees:		Other Public Directorships:
Director Since: September 2015	•	Audit and Finance	•	Cabot Corporation
	•	Nominating/Corporate Governance

Former Public Directorships Held During the Past Five Years:
	•	Bayer A.G.

Ms. Rataj was elected as Cabot Corporation’s non-executive Chairman of the Board in March 2018. She was  Chief Executive, Petrochemicals for BP, a global energy company, until she retired in April 2011. In this role, she held responsibility for all of BP’s global petrochemical operations. Prior thereto, Ms. Rataj held a variety of senior management positions with BP, most recently serving as Group Vice President, Health, Safety, Operations and Technology for the Refining and Marketing Segment.

PROPOSAL 1 - ELECTION OF DIRECTORS

Qualifications

Ms. Rataj possesses significant leadership experience and business expertise from her executive positions with BP. Ms. Rataj has lived and worked extensively in the Asia Pacific and European regions and brings a global perspective to the Board. In addition, Ms. Rataj brings public company director experience and knowledge of public company management and governance practices.

GEORGE A. SCANGOS, Ph.D.
Age: 73	Board Committees:		Other Public Directorships:
Director Since: January 2011	•	Compensation (Chair)	•	Exelixis, Inc.
	•	Nominating/Corporate Governance	•	Vir Biotechnology, Inc.

Former Public Directorships Held During the Past Five Years:
	•	Biogen Inc.

Dr. Scangos has served as Chief Executive Officer and a director of Vir Biotechnology, Inc. since January 2017. From July 2010 to January 2017, Dr. Scangos served as the Chief Executive Officer and a director of Biogen Inc., a biopharmaceutical company. From 1996 to July 2010, Dr. Scangos served as the President and Chief Executive Officer of Exelixis, Inc., a drug discovery and development company. From 1993 to 1996, Dr. Scangos served as President of Bayer Biotechnology, where he was responsible for research, business development, process development, manufacturing, engineering and quality assurance of Bayer’s biological products. Before joining Bayer in 1987, Dr. Scangos was a Professor of Biology at Johns Hopkins University for six years. Dr. Scangos served as the Chair of the California Healthcare Institute in 2010 and was a member of the Board of the Global Alliance for TB Drug Development from 2006 until 2010. He is also a member of the National Board of Visitors of the University of California, Davis School of Medicine and is currently an Adjunct Professor of Biology at Johns Hopkins University.

Qualifications

Dr. Scangos has extensive training as a scientist, significant knowledge and experience with respect to the biotechnology, healthcare and pharmaceutical industries, and a comprehensive leadership background resulting from service on various boards of directors and as an executive in the pharmaceutical industry.

DOW R. WILSON
Age: 62	Board Committees:		Other Public Directorships:
Director Since: March 2018	•	Audit and Finance (Chair)	•	None
	•	Nominating/Corporate Governance

Former Public Directorships Held During the Past Five Years:
	•	Varex Imaging Corporation
	•	Varian Medical Systems, Inc.

Mr. Wilson served as President and Chief Executive Officer of Varian Medical Systems, Inc. from September 2012 to April 2021. Prior to that, Mr. Wilson served in various capacities with Varian, including Executive Vice President and Chief Operating Officer from October 2011 to September 2012 and Vice President Varian Medical and President of Varian Medical Oncology Systems business from January 2005 to September 2011. Prior to joining Varian Medical in 2005, Mr. Wilson held various senior management positions with GE Healthcare, a diversified industrial company.

Qualifications

Mr. Wilson has a deep knowledge of the medical and healthcare industries as well as possesses significant experience in management and financial matters through serving as President and Chief Executive Officer of Varian Medical Systems. He also has critical insight into operational requirements of a company with worldwide reach, knowledge of corporate and business unit strategies and operational expertise, gained from his executive management experience at GE Healthcare and Varian Medical Systems.

PROPOSAL 1 - ELECTION OF DIRECTORS

Directors Whose Terms Expire in 2024

MALA ANAND
Age: 54	Board Committees:		Other Public Directorships:
Director Since: March 2019	•	Compensation	•	None
	•	Nominating/Corporate Governance

Former Public Directorships Held During the Past Five Years:
	•	None

Ms. Anand has served as Corporate Vice President, Customer Experience of Microsoft since November 2019. Prior to joining Microsoft, she served as President, Intelligent Enterprise Solutions and Industries of SAP SE from October 2016 to October 2019. From July 2014 to October 2016, Ms. Anand served as Senior Vice President, Data & Analytics and Automation Software Platform group at Cisco Systems, Inc. and as Vice President and General Manager, Services Platform Group at Cisco from October 2007 to June 2014, and she holds multiple technology patents. Prior to that, Ms. Anand held various senior executive positions in software products, go-to-market, services, and technology businesses and served as entrepreneur in residence for Kleiner Perkins Caufield and Byers, a venture capital firm. She holds a bachelor’s degree in computer science from the University of Massachusetts and a master’s degree in computer science from Brown University.

Qualifications

Ms. Anand possesses significant leadership and experience in software and analytics, which provides her valuable insight into the role of digital technology in the life science field. In addition, Ms. Anand has executive and operation expertise gained from executive management experience at large, global organizations.

KOH BOON HWEE
Age: 71	Board Committees:		Other Public Directorships:
Director Since: May 2003	•	Executive (Chair)	•	Sunningdale Tech, Ltd.
	•	Nominating/Corporate Governance	•	Far East Orchard Ltd.

Former Public Directorships Held During the Past Five Years:
	•	None

Mr. Koh has served as non-Executive Chairperson of our Board since March 2017. Mr. Koh is the managing partner of Credence Capital Fund II (Cayman) Ltd., a private equity fund. Mr. Koh has served as the non-Executive Chairperson of Sunningdale Tech Ltd. since January 2009 and previously served as its Executive Chairperson and Chief Executive Officer from July 2005 to January 2009. He has served as the non-Executive Chairperson of Yeo Hiap Seng Ltd. since April 2010 and the non-Executive Chairperson of Far East Orchard Ltd. since April 2013. He served as Executive Director of MediaRing Limited from February 2002 to August 2009; Chairperson of DBS Bank Ltd. from January 2006 to April 2010; Chairperson of Singapore Airlines from July 2001 to December 2005 and Chairperson of Singapore Telecom from April 1992 to August 2001. Mr. Koh spent fourteen years with Hewlett-Packard Company in its Asia Pacific region.

Qualifications

Mr. Koh possesses a strong mix of leadership and operational experience from his various senior positions with Sunningdale Tech, AAC Technologies, MediaRing Limited, DBS Bank, Singapore Airlines and Singapore Telecom. In addition, Mr. Koh has deep experience in the Asia Pacific region and brings that knowledge and perspective to the Board. Mr. Koh has extensive experience with our company and its predecessor, Hewlett-Packard, having served on our Board for over 10 years and having spent 14 years with Hewlett-Packard.

PROPOSAL 1 - ELECTION OF DIRECTORS

MICHAEL R. MCMULLEN
Age: 60	Board Committees:		Other Public Directorships:
Director Since: March 2015	•	Executive	•	Coherent, Inc.

Former Public Directorships Held During the Past Five Years:
	•	None

Mr. McMullen has served as our Chief Executive Officer since March 2015 and as President since September 2014. From September 2014 to March 2015 he also served as our Chief Operating Officer. From September 2009 to September 2014 he served as Senior Vice President, Agilent and President, Chemical Analysis Group. Prior to that, he served in various capacities for Agilent including as our Vice President and General Manager of the Chemical Analysis Solutions Unit of the Life Sciences and Chemical Analysis Group and as Country Manager for our China, Japan and Korea Life Sciences and Chemical Analysis Group. Prior to that, Mr. McMullen served as the Controller for the Hewlett-Packard Company and Yokogawa Electric Joint Venture from July 1996 to March 1999. Since September 2018, Mr. McMullen has served as a member of the Board of Directors of Coherent, Inc.

Qualifications

Mr. McMullen has broad and deep experience with the company and its businesses having been an employee of the company and its predecessor, Hewlett-Packard, for over 20 years. During the course of his career, he has developed considerable expertise in, and in-depth knowledge of, our businesses from the perspective of an individual contributor and at numerous levels of management. This perspective gives valuable insight to the Board.

DANIEL K. PODOLSKY, M.D.
Age: 68	Board Committees:		Other Public Directorships:
Director Since: July 2015	•	Audit and Finance	•	None
	•	Nominating/Corporate Governance

Former Public Directorships Held During the Past Five Years:
	•	GlaxoSmithKline PLC

Dr. Podolsky has served as President of the University of Texas Southwestern Medical Center, a leading academic medical center, patient care provider and research institution, since September 2008. Previously Dr. Podolsky also served concurrently as Mallinckrodt Professor of Medicine at Harvard Medical School and the Chief of Gastroenterology at Massachusetts General Hospital. From 2005 to 2008, Dr. Podolsky served as Chief Academic Officer and Faculty Dean, Academic Programs of Partners Healthcare System, Inc., a non-profit health care system committed to patient care, research, teaching and service. Dr. Podolsky holds the Philip O’Bryan Montgomery, Jr., M.D. Distinguished Presidential Chair in Academic Administration, and the Doris and Bryan Wildenthal Distinguished Chair in Medical Science. He is a member of the Board of the Southwestern Medical Foundation and a member of the Scientific Advisory Board of Antibe Therapeutics, Inc., a company focused on the treatment of diseases characterized by inflammation, pain and/or vascular dysfunction.

Qualifications

Dr. Podolsky’s current responsibilities in leading a large academic medical center give him relevant insight into healthcare delivery and bring scientific expertise to the Board.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Directors who are employed by us do not receive any compensation for their Board services. As a result, Mr. McMullen, our Chief Executive Officer, received no additional compensation for his services as a director. The general policy of the Board is that compensation for non-employee directors should be a mix of cash and equity-based compensation that is competitive with the compensation paid to non-employee directors within our peer group. The non-employee directors’ compensation plan year begins on March 1 of each year (the “Plan Year”).

Summary of Non-Employee Director Annual Compensation for the 2021 Plan Year

The table below sets forth the annual retainer, equity grants and committee premiums for the non-employee directors and the Non-Executive Chairperson for the 2021 Plan Year. Each non-employee director may elect to defer all or part of the cash compensation to the 2005 Deferred Compensation Plan for Non-Employee Directors (“Director Deferral Plan”). Any deferred cash compensation is notionally invested into deferred shares of our common stock.

Board Compensation Elements
	Member (1)	Chair (2)
Board Cash Retainer	$100,000	$155,000
Audit and Finance Committee Retainer	$10,000	$25,000
Compensation Committee Retainer	–	$20,000
Nominating/Corporate Governance Committee Retainer	–	–
Annual Stock Grant (3)	$225,000 value

(1)

Non-employee directors who serve as a member of the Audit and Finance Committee (excluding the Audit and Finance Committee Chair) receive an additional retainer which is payable in cash at the beginning of each Plan Year.

(2)

Non-employee directors who serve as the chairperson of the Board or a Board committee (excluding the Non-Executive Chairperson of the Board, who does not receive an additional retainer for service as chairperson of any Board committee) receive an additional retainer which is payable in cash at the beginning of each Plan Year.

(3)

The stock is granted on the later of (i) March 1 or (ii) the first trading day after each annual meeting of stockholders. The number of shares underlying the stock grant is determined by dividing $225,000 by the average fair market value of our common stock over 20 consecutive trading days up to and including the day prior to the grant date. The stock grant vests immediately upon grant and may be deferred pursuant to the Director Deferral Plan.

A non-employee director who joins the Board after the start of the Plan Year will have his or her cash retainer, equity grant and committee premium pro-rated based upon the remaining days in the Plan Year that the director will serve.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Non-Employee Director Compensation for Fiscal Year 2021

The table below sets forth information regarding the compensation earned by each of our non-employee directors during the fiscal year ended October 31, 2021:

	Cash	Non-Executive	Committee	Audit Committee	Stock
	Retainer (1)	Chair Retainer (1)	Chair Retainer (1)	Member Retainer (1)	Awards (2)(3)	Total
Name	($)	($)	($)	($)	($)	($)
Mala Anand	97,222	–	–	–	226,792	324,014
Hans E. Bishop	97,222	–	–	–	226,792	324,014
Paul N. Clark (4)	97,222	–	25,000	–	226,792	349,014
Mikael Dolsten, M.D., Ph.D.	10,776	–	–	4,411	97,773	112,960
Koh Boon Hwee (5)	97,222	155,000	–	–	226,792	479,014
Heidi Kunz	97,222	–	–	–	226,792	324,014
Daniel K. Podolsky, M.D.	97,222	–	–	10,000	226,792	334,014
Sue H. Rataj	97,222		–	10,000	226,792	334,014
George A. Scangos, Ph.D.	97,222	–	20,000	–	226,792	344,014
Dow R. Wilson	97,222	–	–	10,000	226,792	334,014
Tadataka Yamada, M.D.(6)	30,556	–	–	–	–	30,556

(1)

Reflects all cash compensation earned or paid during fiscal year 2021, including amounts deferred pursuant to the Director Deferral Plan. Dr. Podolsky elected to defer 50%, and Dr. Yamada, Dr. Scangos, and Mr. Wilson each elected to defer 100% of all cash fees earned in fiscal year 2021 to the Director Deferral Plan. The number of deferred shares of our common stock notionally credited in lieu of cash pursuant to the Director Deferral Plan is determined by dividing the dollar value of the deferred cash amount by the twenty (20) day average fair market value for the applicable deferral date.

(2)

Reflects the aggregate grant date fair market value for stock awards granted in fiscal year 2021 calculated in accordance with  ASC Topic 718. For more information regarding our application of ASC Topic 718, including the assumptions used in the calculations of these amounts, please refer to Note 5 of our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended October 31, 2021. The dollar values of the stock awards represent stock grants of 1,850 shares for each non-employee director, except for Dr. Dolsten whose stock grants consisted of 567 shares.

(3)	Stock Awards granted to non-employee directors vest immediately upon grant. Therefore, there are no unvested stock awards outstanding at fiscal year-end.
(4)	Mr. Clark retired from the Board effective December 21, 2021.
(5)	Mr. Koh has served as the Non-Executive Chairperson of the Board since March 15, 2017.
(6)	Mr. Yamada retired from the Board effective March 17, 2021.

Non-Employee Director Reimbursement

Non-employee directors are reimbursed for travel and other out-of-pocket expenses incurred in connection with their service on our Board.

Non-Employee Director Stock Ownership Guidelines

Non-employee directors are required to own shares of our common stock having a value of at least six times an amount equal to the annual cash retainer. The shares counted toward the ownership guidelines include shares owned outright and the shares of our common stock in the non-employee director’s deferred compensation account. For recently appointed non-employee directors, these ownership levels must be attained within five years from the date of their initial election or appointment to the Board of Directors. All of our incumbent non-employee directors have either achieved the recommended ownership level or are expected to achieve the recommended ownership level within five years of their initial election or appointment to our Board.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

We have had formal corporate governance standards in place since our inception in 1999. We have reviewed internally and with the Board the provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), the rules of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange’s (“NYSE”) corporate governance listing standards regarding corporate governance policies and processes and are in compliance with the rules and listing standards.

We have adopted charters for our Audit and Finance Committee, Compensation Committee, Executive Committee and Nominating/Corporate Governance Committee consistent with the applicable rules and standards. Our committee charters, Amended and Restated Corporate Governance Standards and Standards of Business Conduct are located in the Investor Relations section of our website and can be accessed by clicking on “Committee Charters” or “Governance Documents” in the “Governance” section of our web page at www.investor.agilent.com.

Board Leadership Structure

We currently separate the positions of chief executive officer and chairperson of the Board. Mr. Koh was appointed chairperson of the Board in March 2017. The responsibilities of the chairperson of the Board include: setting the agenda for each Board meeting in consultation with the chief executive officer; chairing the meetings of independent directors; and facilitating and conducting, with the Nominating/Corporate Governance Committee, the annual self-assessments by the Board and each standing committee of the Board, including periodic performance reviews of individual directors. Separating the positions of chief executive officer and chairperson of the Board allows our chief executive officer to focus on our day-to-day business, while allowing the chairperson of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board believes that having an independent director serve as chairperson of the Board is the appropriate leadership structure for the company at this time.

However, our Corporate Governance Standards permit the roles of the chairperson of the Board and the chief executive officer to be filled by the same or different individuals. This provides the Board with flexibility to determine whether the two roles should be combined in the future based on our needs and the Board’s assessment of our leadership from time to time. Our Corporate Governance Standards provide that in the event that the chairperson of the Board is also the chief executive officer, the Board may consider the election of an independent Board member as a lead independent director.

In 2014, we amended the Corporate Governance Standards to raise the mandatory retirement age for directors from 72 to 75, which may be waived by the Board. The Board made the change in recognition of the contribution that experienced directors, with knowledge of the company, bring to effective Board oversight.

Board’s Role in Strategy and Risk Oversight

One of the key oversight practices of our Board is to engage deeply with management on our strategy, strategic planning process and business-related priorities as we navigate an evolving industry environment, consider industry trends, our competitive position, technological developments and stakeholder-related developments relevant to our business. The Board conducts a comprehensive review of the Company’s strategic plans and overall business every year and works with management to evaluate potential opportunities and risks and assess the Company’s progress in meeting various strategic goals. This process enables the Board to oversee, assess and consider adjustments with management to the Company’s strategy over the short, intermediate and long term.

The Board has the ultimate responsibility for, and is actively engaged in, oversight of the Company’s risk management both directly and through its committees. The full Board is kept abreast of risk oversight and other activities of its committees through reports of the committee chairpersons to the full Board during Board meetings.  Senior management may also provide risk assessment reports directly to the Board on certain issues.

The Audit and Finance Committee has primary responsibility for overseeing our enterprise risk management program, which encompasses, among others, compliance and regulatory, information technology and cybersecurity, environmental and sustainability, key site and public health risks. The Audit and Finance Committee receives updates and discusses individual and

CORPORATE GOVERNANCE

overall risk areas during its meetings, including our financial risk assessments, risk management policies and major financial risk exposures and the steps management has taken to monitor and control such exposures.

The Compensation Committee oversees risks associated with our compensation policies and practices with respect to both executive compensation and compensation generally. The Compensation Committee receives reports and discusses whether our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the company. The Compensation Committee also oversees risks relating to organization talent and culture and human capital management, including diversity and inclusion programs and initiatives.

The Nominating/Corporate Governance Committee oversees the management of risks related to corporate governance matters, including director independence, Board composition and succession and overall Board effectiveness, as well as risks and opportunities associated with ESG matters.

Majority Voting for Directors

Our Bylaws provide for majority voting of directors regarding director elections. In an uncontested election, any nominee for director shall be elected by the vote of a majority of the votes cast with respect to the director. A “majority of the votes cast” means that the number of shares voted “FOR” a director must exceed 50% of the votes cast with respect to that director. The “votes cast” shall include votes to withhold authority and exclude votes to “ABSTAIN” with respect to that director’s election. If a director is not elected due to a failure to receive a majority of the votes cast and his or her successor is not otherwise elected and qualified, the director shall promptly tender his or her resignation following certification of the stockholder vote.

The Nominating/Corporate Governance Committee will consider the resignation offer and recommend to the Board whether to accept or reject it, or whether other action should be taken. The Board will act on the Nominating/Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote. Thereafter, the Board will promptly disclose their decision and the rationale behind it in a press release to be disseminated in the same manner as company press releases typically are distributed. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating/Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

Board Communications

Stockholders and other interested parties may communicate with the Board and our Non-Executive Chairperson of the Board of Directors by filling out the form at “Contact Chairperson” under “Governance” at www.investor.agilent.com or by writing to Koh Boon Hwee, c/o Agilent Technologies, Inc., General Counsel, 5301 Stevens Creek Blvd., MS 1A-11, Santa Clara, California 95051. The General Counsel will perform a legal review in the normal discharge of duties to ensure that communications forwarded to the Non-Executive Chairperson preserve the integrity of the process. For example, items that are unrelated to the duties and responsibilities of the Board such as spam, junk mail and mass mailings, product complaints, personal employee complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements (the “Unrelated Items”) will not be forwarded to the Non-Executive Chairperson. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be forwarded to the Non-Executive Chairperson.

Any communication that is relevant to the conduct of our business and is not forwarded will be retained for one year (other than Unrelated Items) and made available to the Non-Executive Chairperson and any other independent director on request. The independent directors grant the General Counsel discretion to decide what correspondence shall be shared with our management and specifically instruct that any personal employee complaints be forwarded to our Human Resources Department.

Director Stockholder Meeting Attendance

We encourage, but do not require, our Board members to attend the annual meeting of stockholders.

Director Independence

We have adopted standards for director independence in compliance with the NYSE corporate governance listing standards. These independence standards are set forth in our Corporate Governance Standards. The Board has affirmatively determined that all

CORPORATE GOVERNANCE

of our directors meet these independence standards with the exception of Michael R. McMullen because of his role as our President and Chief Executive Officer.

Our non-employee directors meet at regularly scheduled executive sessions without management. The Non-Executive Chairperson of the Board presides at executive sessions of the non-employee directors.

Compensation Committee Member Independence

We have adopted standards for compensation committee member independence in compliance with the NYSE corporate governance listing standards. In affirmatively determining the independence of any director who will serve on the compensation committee, the Board of Directors considers all factors specifically relevant to determining whether such director has a relationship to the company or any of its subsidiaries which is material to such director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to:

•	the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and
•	whether such director is affiliated with the company or a subsidiary of the company.

Director Nomination Criteria: Qualifications and Experience

The Nominating/Corporate Governance Committee will consider director candidates for nomination by stockholders, provided that the recommendations are made in accordance with the procedures described in the section entitled “General Information” located at the end of this proxy statement. Candidates recommended for nomination by stockholders that comply with these procedures will receive the same consideration as other candidates recommended by the Nominating/Corporate Governance Committee.

We typically hire a third-party search firm to help identify and facilitate the screening and interview process of candidates for director. To be considered by the Nominating/Corporate Governance Committee, a director candidate must have:

•	a reputation for personal and professional integrity and ethics;
•	executive or similar policy-making experience in relevant business or technology areas or national prominence in an academic, government or other relevant field;
•	breadth of experience;
•	soundness of judgment;
•	the ability to make independent, analytical inquiries;
•	the willingness and ability to devote the time required to perform Board activities adequately;
•	the ability to represent the total corporate interests of the company; and
•	the ability to represent the long-term interests of stockholders as a whole.

In addition to these minimum requirements, the Nominating/Corporate Governance Committee will also consider whether the candidate’s skills are complementary to the existing Board members’ skills; the diversity of the Board with respect to factors such as age, race, gender, national origins, experience in technology, manufacturing, finance and marketing, international experience and culture; and the Board’s needs for specific operational, management or other expertise. The Nominating/Corporate Governance Committee from time to time reviews the appropriate skills and characteristics required of board members, including factors that it seeks in board members such as diversity of business experience, viewpoints and personal background, and diversity of skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for the Board of Directors, the Nominating/Corporate Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time. The search firm screens the candidates, does reference checks, prepares a biography of each candidate for the Nominating/Corporate Governance Committee to review and helps set up interviews. The Nominating/Corporate Governance Committee and our Chief Executive

CORPORATE GOVERNANCE

Officer interview candidates that meet the criteria, and the Nominating/Corporate Governance Committee selects candidates that best suit the Board’s needs.  We do not use a third-party to evaluate current Board members.

Our Bylaws provide a proxy access right for stockholders, pursuant to which a stockholder, or a group of up to 20 stockholders, owning at least three percent of our outstanding common stock continuously for at least three years, may nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or twenty percent of the Board, subject to certain limitations and provided that the stockholders and the nominees satisfy the requirements specified in our Bylaws.

About Agilent

Agilent Technologies Inc. is a global leader in the life sciences, diagnostics, and applied chemical markets, delivering insight and innovation that advance the quality of life. Agilent’s full range of solutions includes instruments, software, services, and expertise that provide trusted answers to our customers' most challenging questions. We currently have three business segments comprised of the life sciences and applied markets business, the diagnostics and genomics business and the Agilent CrossLab business.

Director Qualification Matrix

The members of the Board have a diversity of experience and a wide variety of backgrounds, skills, qualifications and viewpoints that strengthen their ability to carry out their oversight role on behalf of our stockholders. The following matrix is provided to illustrate the knowledge, skills and experience of the directors that serve on our Board. The matrix does not encompass all of the knowledge, skills and experience of our directors, and the fact that a particular knowledge, skill or experience is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill or experience with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. However, a mark indicates a specific area of focus or expertise that the director brings to our Board. More information on each director’s qualifications and background can be found in the preceding director biographies. We regularly review the attributes required of Board members in order to better facilitate our long-term goals and operational performance, enhance our corporate culture and promote diversity and inclusiveness at our company.

Category	Anand	Bishop	Brawley	Dolsten	Koh	Kunz	McMullen	Podolsky	Rataj	Scangos	Wilson
International		✓		✓	✓		✓		✓		✓
Life Sciences/ Healthcare		✓	✓	✓		✓	✓	✓		✓	✓
Technology/ Innovation Strategy	✓		✓	✓	✓			✓	✓	✓
M&A		✓			✓		✓				✓
Public Company Executive	✓	✓		✓	✓	✓	✓		✓	✓	✓
Accounting/Finance						✓					✓
Branding/Marketing	✓								✓
Regulatory		✓	✓	✓		✓		✓	✓	✓	✓
Age	54	52	62	63	71	67	60	68	64	73	62
Gender	F	M	M	M	M	F	M	M	F	M	M
Race/Ethnicity*	A	C	AA	C	A	C	C	C	C	C	C

*
“C” refers to Caucasian
“A” refers to Asian/Pacific Islander
“AA” refers to African American

CORPORATE GOVERNANCE

Committees of the Board of Directors

Our Board met eight times in fiscal 2021. Each director attended at least 75% of the aggregate number of Board and applicable committee meetings held when the director was serving on the Board. Set forth below are the four standing committees of the Board, their primary duties, their members and the number of meetings held during fiscal 2021.

Audit and Finance Committee			Members	Meetings
•	Responsible for the oversight of:		Paul N. Clark† (Chair)(1) Dow R. Wilson†(Chair)(2) Mikael Dolsten, M.D., Ph.D. Daniel K. Podolsky, M.D. Sue H. Rataj	11
	o	the quality and integrity of our consolidated financial statements;
	o	compliance with legal and regulatory requirements, including our Standards of Business Conduct, and material reports or inquiries from regulators;
	o	qualifications and independence of our independent registered public accounting firm;
	o	performance of our internal audit function and independent registered public accounting firm; and
	o	other significant financial matters, including borrowings, currency exposures, dividends, share issuance and repurchase and the financial aspects of our benefit plans.
•

Has the sole authority to appoint, compensate, oversee and replace the independent registered public accounting firm, reviews its internal quality-control procedures, assesses its independence and reviews all relationships between the independent auditor and the company;

•	Approves the scope of the annual internal and external audit;
•	Pre-approves all audit and non-audit services and the related fees;
•	Reviews our consolidated financial statements and disclosures in our reports on Form 10-K and Form 10-Q;
•	Monitors the system of internal controls over financial reporting and reviews the integrity of the company’s financial reporting process;
•	Reviews funding and investment policies and their implementation and the investment performance of our benefit plans;
•

Establishes and oversees procedures for (a) complaints received by the company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential anonymous submission by employees of the company of concerns regarding questionable accounting or auditing matters; and

•

Reviews disclosures from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee.

Compensation Committee			Members	Meetings
•	Approves the corporate goals and objectives related to the compensation of the chief executive officer and other executives, evaluates their performance and approves their annual compensation packages;		Tadataka Yamada, M.D. (Chair)(3) George A. Scangos, Ph.D. (Chair)(4) Mala Anand Hans E. Bishop Otis W. Brawley, M.D. Heidi Kunz	4
•	Monitors and approves our benefit plan offerings;
•	Reviews and approves the Compensation Discussion and Analysis;
•	Oversees the administration of our incentive compensation, variable pay and stock programs;
•	Assesses the impact of our compensation programs and arrangements on company risk;
•	Recommends to the Board the annual retainer fee as well as other compensation for non-employee directors; and
•	Has sole authority to retain and terminate executive compensation consultants.

CORPORATE GOVERNANCE

Nominating/Corporate Governance Committee		Members	Meetings
•	Recommends the size and composition of the Board, committee structures and membership;	Koh Boon Hwee (Chair) Mala Anand Hans E. Bishop Otis W. Brawley, M.D. Paul N. Clark(1) Mikael Dolsten, M.D. Heidi Kunz Daniel K. Podolsky, M.D. Sue H. Rataj George A. Scangos, Ph.D. Dow R. Wilson Tadataka Yamada, M.D.(3)	4
•	Establishes criteria for the selection of new directors and proposes a slate of directors for election at each annual meeting;
•	Reviews special concerns which require the attention of non-employee directors;
•	Reviews matters of corporate responsibility and sustainability, including potential impacts of environmental and social issues;
•	Oversees the evaluation of Board members and makes recommendations to improve the Board’s effectiveness; and
•	Develops and reviews corporate governance principles.
Executive Committee		Members	Meetings
•	Meets or takes written action between meetings of the Board; and	Koh Boon Hwee (Chair) Michael R. McMullen	0
•	Has full authority to act on behalf of the Board to the extent permitted by law with certain exceptions.

†Financial Expert

(1)	Mr. Clark retired from the Board effective December 21, 2021.
(2)	Mr. Wilson has served as Chair of the Audit and Finance Committee since January 2022.
(3)	Mr. Yamada retired from the Board effective March 17, 2021.
(4)	Mr. Scangos has served as Chair of the Compensation Committee since March 2021.

Related Person Transactions Policy and Procedures

Our Standards of Business Conduct and Director Code of Ethics require that all employees and directors avoid conflicts of interests that interfere with the performance of their duties or the best interests of the company. In addition, we have adopted a written Related Person Transactions Policy and Procedures (the “Related Person Transactions Policy”) that prohibits any of our executive officers, directors or any of their immediate family members from entering into a transaction with the company, except in accordance with the policy. For purposes of the policy, a “related person transaction” includes any transaction involving the company and any related person that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Our Related Person Transactions Policy provides that the Nominating/Corporate Governance Committee or, at the Nominating/Corporate Governance Committee’s request, the disinterested members of the Board review related person transactions in accordance with the terms of the policy. In making the determination whether to approve or ratify a transaction, the Nominating/Corporate Governance Committee or the disinterested members of the Board shall consider all relevant available information and, as appropriate, must take into consideration the following:

•	the size of the transaction and the amount payable to the related person;
•	the nature of the interest of the related person in the transaction;
•	whether the transaction may involve a conflict of interest; and
•

whether the transaction involves the provision of goods or services to the company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the company as would be available in comparable transactions with or involving unaffiliated third parties.

The Related Person Transactions Policy provides for standing pre-approval of the following transactions with related persons:

(a)

Any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer or an equivalent), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of (i) $1,000,000, or (ii) 2 percent of that company’s total annual revenues.

CORPORATE GOVERNANCE

(b)

Any charitable contribution, grant or endowment by the company to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer or an equivalent), a director or a trustee, if the aggregate amount involved does not exceed the lesser of (i) $500,000, or (ii) 2 percent of the charitable organization’s total annual receipts.

We will disclose the terms of related person transactions in our filings with the SEC to the extent required.

Transactions with Related Persons

We purchase services, supplies, and equipment in the normal course of business from many suppliers and sell or lease products and services to many customers. In some instances, these transactions occur with companies with which members of our management or Board have relationships as directors or executive officers. For transactions entered into during fiscal year 2021, no related person had or will have a direct or indirect material interest While not required under the policy, the members of the Nominating/Corporate Governance Committee, excluding the related person for his company’s transactions only, reviewed, approved and ratified certain transactions with GRAIL, Inc. (“GRAIL”), the University of Texas Southwestern Medical Center (“UTSW”), Varian Medical Systems, Inc. (“Varian”), Vir Biotechnology, Inc. (“Vir”) and Pfizer Inc. (“Pfizer”).

Hans E. Bishop served as Chief Executive Officer and director of GRAIL until October 2021, Mikael Dolsten, M.D., Ph.D. is President of Worldwide Research, Development and Medical, Chief Scientific Officer and Executive Vice President of Pfizer, Daniel K. Podolsky, M.D., is the President of UTSW, Dow R. Wilson retired as the President and Chief Executive Officer of Varian in April 2021, and George A. Scangos is Chief Executive Officer and director of Vir.

COMPENSATION DISCUSSION AND ANALYSIS

Dear Stockholder,

The COVID-19 pandemic continued to test Agilent throughout fiscal year 2021 and our One Agilent team met the challenge by supporting our customers and team members and delivered excellent results. Adjusted earnings per share grew 32% over fiscal year 2020, driven by a 15% increase in core revenue coupled with disciplined expense management that led to adjusted operating margins of 25.5%, a full 200 basis point improvement.  The company achieved these remarkable results with an engaged team led by our CEO Mike McMullen that successfully supported customers while maintaining COVID safety protocols and navigating global supply chain disruptions. Despite the many challenges, Agilent continued to expand into the adjacent markets, completing the acquisition of Resolution Biosciences earlier in the year and continuing to grow its cell analysis business.

Our executive compensation program has not changed significantly in several years as we believe it is working well.  Our executive team is delivering on the most critical short- and long-term strategic priorities for the company as our consistent, strong results and increase in stockholder value over the past years indicate. We have maintained ongoing dialog with our stockholders, who support our current executive compensation program and see no need for major changes as evidenced by the 90% approval rate on our Say on Pay vote results and the feedback received in our stockholder outreach efforts. We believe in the value of consistency and plan no changes to our executive compensation program for fiscal year 2022.

In the Compensation Discussion and Analysis that follows, we discuss our fiscal year 2021 CEO and executive officer compensation in more detail. You will see that our commitment to both pay for performance and clear, transparent disclosure is strong. We encourage you to review this analysis carefully and believe you will agree that our executive compensation program is achieving our objectives of supporting the company’s growth strategy and creating long-term stockholder value.

On a final note, the Committee would like to recognize and acknowledge Dr. Tachi Yamada, our former Committee Chairperson, who retired from the Agilent Board in March 2021 and shortly thereafter passed away unexpectedly. Tachi’s sound counsel and perspective will be deeply missed.

Compensation Committee

George A. Scangos, Ph.D., Chairperson

Mala Anand

Hans E. Bishop

Heidi Kunz

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

This section of the proxy statement describes the compensation arrangements for our Named Executive Officers (NEOs) for fiscal year 2021, which were exclusively determined by our independent Compensation Committee and which are further detailed in the 2021 Summary Compensation Table and other compensation tables contained in this proxy statement. This Compensation Discussion and Analysis (CD&A) also includes additional information on how the Compensation Committee arrived at its fiscal year 2021 compensation decisions for the NEOs and an overview of our executive compensation philosophy and our executive compensation program.

Our NEOs for fiscal year 2021 are as follows:

•	Michael R. McMullen, President and Chief Executive Officer (CEO)
•	Robert McMahon, Senior Vice President, Chief Financial Officer (CFO)
•	Jacob Thaysen, Senior Vice President, President Life Sciences and Applied Markets Group (LSAG)
•	Padraig McDonnell, Senior Vice President, President Agilent Cross Lab Group (ACG)
•	Sam Raha, Senior Vice President, President Diagnostic and Genomics Group (DGG)

In this CD&A, we provide the following:

•	Executive Summary
•	Determining Executive Pay
•	Fiscal year 2021 Compensation
•	Additional Information

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Fiscal year 2021 at a glance:

Performance and Compensation Highlights	CEO and NEO Compensation

•    Excellent financial performance including strong EPS growth which created significant stockholder value.

•    Continued investment in high-growth businesses.

•    Strong alignment between current executive compensation program and increased stockholder value creation.

		Total Target Compensation	% of Total Target Compensation at Risk
	McMullen	$13,944,000	91%
	Other NEOs (average)	$3,128,500	81%

FY21 Executive Compensation Program Highlights	Pay for Performance

•    Maintained earnings per share and relative TSR in long-term incentive program.

•    Maintained operating margin and revenue in short-term incentive (STI) program.

•    Added stock options to long-term incentive (LTI) mix.

•    As a result of strong company performance, the STI program (financial targets) paid out at 189% of target.

•    25% of the short-term incentive payout for Agilent’s business presidents is determined based on select key business initiatives (KBIs) approved by the Compensation Committee. These KBIs paid out at 114% on average in fiscal year 2021. Our CEO and CFO were not assigned any KBIs this year.

•    In fiscal year 2021, the payout % achieved for our LTI-TSR grants was 200% as our relative TSR was at the 91st percentile of our S&P 500 Health Care and Materials Indexes peer group. The payout % achieved for the LTI-EPS grants was 132% as we exceeded our targets in two of the three -years in the performance period.

FY21 Incentive Targets and Payouts
Payout %
200%
175%
150%
125%
100%
75%
50%
25%
0%
STI Target
STI Actual
LTI TSR Target
LTI TSR Actual
LTI EPS Target
LTI EPS Actual

Stockholder Engagement

We are pleased with the 90% support for our 2021 Say-on-Pay proposal and continue to engage with stockholders regarding our executive pay program.

In 2021, consistent with prior years, we solicited input from our largest stockholders on our current program, and our plan is to make no changes for fiscal year 2022.

COMPENSATION DISCUSSION AND ANALYSIS

Financial Performance Highlights

Year-over-year financial results as compared to fiscal year 2021 results:

Measure	Fiscal 2020	Fiscal 2021	YOY %
S&P 500 TSR*	6,734.84	9,625.02	42.9%
Agilent TSR*	$101.51	$157.49	55.1%
Revenue (Actual)	$5.3B	$6.3B	18.9%
Operating Margin	15.8%	21.3%	34.8%
Operating Margin (non-GAAP)**	23.5%	25.5%	8.5%
Diluted EPS	$2.30	$3.94	71.3%
Diluted EPS (non-GAAP)**	$3.28	$4.34	32.3%

*	Stock prices shown for fiscal years 2020 and 2021 are as of 10/31/2020 and 10/31/2021 respectively and include reinvested dividends.
**	Non-GAAP operating margin and non-GAAP diluted EPS are further defined and reconciled to the most directly comparable GAAP financial measures in Appendix A to this proxy statement.

Correlation of CEO Total Direct Compensation to Company Performance

The chart below demonstrates how the historical total direct compensation (salary, actual bonus and grant value of equity awards) of our CEO compares to our five-year indexed TSR. The numbers shown as the indexed TSR for each year are based on the dollar amount a stockholder would have held at the end of the indicated fiscal year assuming the stockholder invested $100 in Agilent common stock on October 31, 2016.

CEO TDC ($M)
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
$400.00
$350.00
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$0.00
5-Year Indexed TSR
2016
2017
2018
2019
2020
2021
CEO TDC
Agilent Indexed TSR (5-Year)

COMPENSATION DISCUSSION AND ANALYSIS

Aligning CEO and NEO Pay with Performance

For fiscal year 2021, approximately 91% of Mr. McMullen’s and 81% of our other NEOs’ total direct compensation consisted of short-term and long-term incentives and was “at risk”— which means that this component can vary year to year depending on the performance of the company and our stock price performance.

CEO

Base Salary 9%
STI 11%
LTPP-TSR 24%
LTPP-EPS 24%
RSUs 16%
Options 16%
Short Term
Long Term
At Risk 91%

NEOs

Base Salary 19%
STI 15%
LTPP-TSR 20%
LTPP-EPS 20%
RSUs 13%
Options 13%
Short Term
Long Term
At Risk 81%

Stockholder Outreach

We received 90% stockholder support on our 2021 Say-on-Pay proposal, along with support from the major stockholder advisory firms. While pleased with these results, our Compensation Committee and members of management believe ongoing dialog with stockholders regarding executive compensation is crucial. In the summer of 2021, we communicated with many of our largest stockholders to recap our program for fiscal year 2021 and discuss our strategy for fiscal year 2022. The process affirmed our executive compensation program and supported our plan to maintain the current design for fiscal year 2022.

Fiscal year 2021 Program Highlights

We maintained operating margin and revenue as the financial metrics in the short-term incentive program and earnings per share and relative TSR as our metrics in the long-term incentive program.

To further strengthen our executives’ alignment with stockholders, motivate growth and position competitively with our peers, in fiscal year 2021 we introduced non-qualified stock options to our long-term incentive mix. In fiscal year 2021, 60% of the long-term incentive award continued to be delivered in long-term performance shares (30% tied to an earnings per share metric and 30% tied to a relative TSR metric); 20% were delivered in restricted stock units (down from 40% during previous fiscal years); and 20% were delivered in non-qualified stock options (up from 0% in previous fiscal years). We intend to maintain this long-term incentive mix in fiscal year 2022.

Determining Executive Pay

Our executive pay decisions are grounded in a core philosophy that applies to all elements of compensation. Our compensation philosophy is intended to:

•	Align executive interests with stockholders;
•	Support our short- and long-term business strategy;

COMPENSATION DISCUSSION AND ANALYSIS

•	Deliver competitive total direct compensation targeted, in aggregate, around the 50th percentile of our peers to attract, retain and motivate the best employees; and
•	Provide pay for performance.

The following principal elements of compensation are provided under our executive compensation program:

Elements of Pay
Base Pay	✓ Baseline for competitive total compensation. ✓ Normally 20% or less of total direct compensation for NEOs.
Short-Term Incentives

✓    Focuses executives on critical operating and strategic goals best measured annually.

✓    Provides downside risk for underperformance and upside reward for success.

✓    Leverages financial measures such as revenue and operating margin, supplemented with select strategic initiatives.

Long-Term Incentives

✓    The majority of NEO target compensation is performance-based and “at risk”.

✓    Motivates and rewards multi-year stockholder value creation.

✓    Facilitates executive stock ownership.

✓    Enables retention.

✓    Delivered through performance shares, stock options and RSUs, with a mandatory one-year post-vest holding period for performance shares and RSUs to encourage long-term orientation.

✓    Performance measures include long-term financial objectives and the relative performance of our stock.

Our actual total compensation for each NEO varies based on (i) company performance measured against external metrics that correlate to long-term stockholder value, (ii) performance of the business organizations against specific targets, and (iii) individual performance. These three factors are considered in positioning salaries, determining earned short-term incentives and determining long-term incentive grant values.

Pay Practices

Our executive compensation program is supported by a set of strong governance provisions and pay practices.

Philosophy / Practice	Result
We structure compensation to create strong alignment with stockholder interests

✓    Majority of pay is “at risk,” delivered via performance-based vehicles such as long-term performance shares and annual cash incentives.

✓    Robust stock ownership guidelines.

✓    Mandatory one-year post-vest holding period on annual LTI awards.

We design our programs to avoid excessive risk taking (1)	✓ Strong recoupment and anti-hedging and pledging policies in place. ✓ Annual compensation risk assessment. ✓ Balanced internal and external goals.

COMPENSATION DISCUSSION AND ANALYSIS

We follow best practices in executive compensation design

✓    Limited perquisites.

✓    Double trigger on change in control benefit provisions and no tax gross-up agreements.

✓    No dividends / dividend-equivalents on unearned performance awards and unvested stock awards.

✓    No acceleration of vesting of equity awards or LTPP shares upon retirement (shares continue to vest)

✓    Independent Compensation Committee consultant.

1)	See Compensation Risk Controls in Additional Information

Independent Compensation Committee and Consultant

The Compensation Committee is composed solely of independent members of the Board and operates under a Board-approved charter which outlines the Committee’s major duties and responsibilities. This charter is available on our Investor Relations website.

Semler Brossy, our independent compensation consultant, does not perform any other work for us, does not trade our stock, has independence policies that are reviewed annually and will proactively notify the Compensation Committee chair of any potential or perceived conflicts of interest. The Compensation Committee found no conflict of interest during fiscal year 2021.

For fiscal year 2021, our independent compensation consultant advised the Compensation Committee on several compensation matters, including but not limited to:

•	Criteria used to identify peer companies for executive compensation and performance metrics;
•	Evaluation of our total direct compensation levels and mix for the NEOs and four other senior officers;
•	Mix of long-term incentives, grant types and allocation of equity awards;
•	Review of the short- and long-term incentive programs for fiscal year 2021;
•	Review of market trends and governance practices;
•	Review of various other proposals presented to the Compensation Committee by management; and
•	Support for stockholder outreach campaign.

Process for Determining Compensation

To determine total target compensation for the upcoming fiscal year, the Compensation Committee considered:

•	The performance of each individual executive for the last fiscal year;
•	The most recent peer group data from our independent compensation consultant;
•	Our short-and long-term business and strategic goals; and
•	Detailed tally sheets for the CEO and each NEO.

Our independent compensation consultant presents and analyzes market data for each individual position and provides insight on market practices for the Compensation Committee’s actions, but it does not make any specific compensation recommendations on the individual NEOs. Our consultant does collaborate with the Committee Chair to develop CEO pay recommendations. The Compensation Committee then determines the form and amount of compensation for all executive officers after considering the market data and company, business unit and individual performance.

Peer Group for Executive Compensation

Each year, the Compensation Committee meets with our independent compensation consultant to review and approve the peer group companies that satisfy our selection criteria. For fiscal year 2021, our approach to determining the peer group for executive

COMPENSATION DISCUSSION AND ANALYSIS

compensation did not change. The compensation peer group consisted of the 31 companies listed below from the S&P 500 Health Care Index (excluding the Health Care Distributors, Health Care Facilities and Managed Health Care subsectors) with revenues between 0.25x and 2.5x times our trailing twelve-month actual revenue, supplemented with two of our most direct competitors (Thermo Fisher and Danaher). We also kept prior year peers if those companies were still in the S&P 500 and revenue was within plus or minus 10% of the range. The range of annual revenues for peer group members was determined so that our annual revenue would be around the median of the peer group. We used data from this peer group to set each NEO’s compensation for fiscal year 2021, with aggregate compensation targeted at around the peer group median.

•	Alexion Pharma	•	DENTSPLY Sirona	•	Mettler-Toledo	•	Thermo Fisher
•	Align Technology	•	Edwards Lifesciences	•	Mylan NV (now Viatris)	•	Varian Medical Systems
•	Baxter Intl	•	Hologic	•	Perkin Elmer	•	Vertex Pharma
•	Biogen	•	IDEXX Labs	•	Perrigo	•	Waters
•	Boston Scientific	•	Illumina	•	Quest Diagnostics	•	Zimmer
•	Cerner	•	Incyte	•	Regeneron Pharma	•	Zoetis
•	Cooper	•	Intuitive Surgical	•	ResMed
•	Danaher	•	IQVIA	•	Steris
•	DaVita Healthcare	•	Lab Corp of America	•	Teleflex

Peer Group for the Long-Term Performance Program

The Compensation Committee believes that an expanded peer group is more appropriate for determining relative TSR under the company’s LTPP, as an expanded peer group better represents a range of alternative investment options for stockholders and reduces the volatility inherent in small comparator groups. Therefore, the Compensation Committee continued to use the approximately 91 companies in the Health Care and Materials Indexes of the S&P 500 for determining TSR under the LTPP. Only companies that are included in one of these indexes at the beginning of the performance period and which have three years of stock price performance at the end of the performance period are included in the final calculation of results. Any change in the expanded peer group is solely due to Standard & Poor’s criteria for inclusion in the indexes.

Role of Management

The CEO and the Chief Human Resources Officer consider the responsibilities, performance and capabilities of each of our named executive officers, other than the CEO, and the compensation package they believe will attract, retain and motivate. The Chief Human Resources Officer does not provide input on setting his own compensation. A comprehensive analysis is conducted using a combination of the market data based on our compensation peer group and proxy data, performance against targets, and overall performance assessment. This data is used to determine if an increase in compensation is warranted and the amount and type of any increase for each of the total compensation components for the then-current fiscal year. After consulting with the Chief Human Resources Officer, the CEO makes compensation recommendations, other than for his own compensation, to the Compensation Committee at its first meeting of the fiscal year.

CEO Compensation

The Compensation Committee establishes the CEO’s compensation based on a thorough review of the CEO’s performance that includes:

•	An objective assessment against predetermined metrics set by the Compensation Committee;
•	Tally sheets;
•	Market data from our independent compensation consultant;
•	A self-evaluation by the CEO that the Compensation Committee discusses with the other independent directors; and

COMPENSATION DISCUSSION AND ANALYSIS

•	A qualitative evaluation of the CEO’s performance that is developed by the independent directors, including each member of the Compensation Committee, in executive session.

The Compensation Committee reviews the CEO’s total direct compensation package annually and presents its recommendation to the other independent directors for review and comment before making the final determinations on compensation for the CEO.

Fiscal year 2021 Compensation

Base Salary

Our salaries reflect the responsibilities of each NEO and the competitive market for comparable professionals in our industry and are set to create an incentive for executives to remain with us. Base salaries and benefits packages are the fixed components of our NEOs’ compensation and do not vary with company performance. Each NEO’s base salary is set by considering market data as well as the performance of each NEO. For fiscal year 2021, our NEOs’ base salaries ranged between the 25th and 75th percentile of our compensation peer group. Most NEOs received either no adjustment or modest base pay increases for fiscal year 2021, consistent with the conservative wage budget established for the entire company facing an uncertain economic environment at the beginning of the year.  Meanwhile, Mr. McDonnell’s 11% increase reflects his promotion to his position of Group President, Agilent CrossLab Group, which positioned him at the low end of the range, which is standard practice for newly promoted Agilent officers.

Name	FY20 Salary	FY21 Salary	Increase
Michael R. McMullen	$1,280,000	$1,280,000	0%
Robert McMahon	$650,000	$665,000	2%
Jacob Thaysen	$625,000	$625,000	0%
Padraig McDonnell	$450,000	$500,000	11%
Sam Raha	$550,000	$565,000	3%

Short-Term Cash Incentives

The Performance-Based Compensation Plan reflects our pay-for-performance philosophy and directly ties short-term incentives to short-term business performance. These awards are linked to specific annual financial goals and key business initiatives for the overall company and the three business groups (LSAG, ACG and DGG). Annual cash incentives are paid to reward achievement of critical shorter-term operating, financial and strategic measures and goals that are expected to contribute to stockholder value creation over time. Financial goals are pre-established by the Compensation Committee at the beginning of the period based on recommendations from management. The financial goals are based on our fiscal year 2021 financial plan established by the Board of Directors and were not changed after they were approved by the Compensation Committee. The Compensation Committee certifies the calculations of performance against the goals for each period and payouts, if any, are made in cash.

For fiscal year 2021, the awards under the Performance-Based Compensation Plan were determined by multiplying the individual’s base salary for the performance period by the individual’s target award percentage and the performance results, as follows:

Financial Goals	Annual Salary	X	Individual Target Bonus % (varies by individual)	X	Financial Portion of Target Bonus (75% to 100%)	X	Attainment % (based on actual performance)
Key Business Initiatives	Annual Salary	X	Individual Target Bonus % (varies by individual)	X	Strategic Portion of Target Bonus (0% to 25%)	X	Attainment % (based on actual performance)

Target Award Percentages and FY21 Actual Payouts

Our Compensation Committee set the fiscal year 2021 short-term incentive target amounts based on a percent of base salary pre-established for each NEO considering the relative responsibility of each NEO. For fiscal year 2021, short-term incentive target bonuses were set at 130% of base salary for the CEO and 80% of base salary for the other NEOs (see chart below). The CEO and CFO  were not assigned to key business initiatives for fiscal year 2021.

COMPENSATION DISCUSSION AND ANALYSIS

The payouts under the Performance-Based Compensation Plan for fiscal year 2021 are provided in the chart below and in the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table.” The overall payout percent compared to target is shown above the actual columns.

FY21 Short-Term Incentive Program Payouts
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
189%
189%
180%
172%
163%
Target Michael McMullen Target Bonus Percentage: 130%
Actual
Target Robert McMahon Target Bonus Percentage: 80%
Actual
Target Jacob Thaysen Target Bonus Percentage: 80%
Actual
Target Padraig Mcdonnell Target Bonus Percentage: 80%
Actual
Target Sam Raha Target Bonus Percentage: 80%
Actual
Financial
Key Business Initiative

Financial Goals and Fiscal year 2021 Operational Results

The Performance-Based Compensation Plan financial goals were based on (1) our adjusted operating margin percentage and our revenue and (2) the operating margin percentage and revenue goals for each of the business units. The Compensation Committee chose those metrics because:

•	operating margin keeps focus on expense discipline and meeting efficiency measures; and
•	revenue places focus on delivering strong top-line growth results.

The financial targets that must be met to receive the target payout are based on our financial plan. We use a non-GAAP adjusted operating margin that excludes the ongoing impact of certain mergers and acquisitions, currency, hedging and interest costs related to mergers and acquisitions and share buybacks. To determine earned awards, we use payout matrices that link the metrics and reflect threshold-to-maximum opportunities based on various achievement levels of the metrics. No awards are paid

COMPENSATION DISCUSSION AND ANALYSIS

unless the operating margin percentage threshold is achieved and the maximum award under the plan is capped at 200% of the target award. The target metrics set for our short-term incentives and their corresponding results were as follows:

	Operating Margin %					Revenue $
	Threshold	Target	Max	Results	Goal Attainment	Target (Mil)	Max (Mil)	Results (Mil)	Goal Attainment	Payout Percentage (Per Matrix)
Agilent	21.5%	24.7%	26.4%	26.0%	105.5%	$5,795	$6,084	$6,244	108%	189.3%
LSAG	20.5%	23.6%	25.3%	25.8%	109.5%	$2,531	$2,658	$2,803	111%	200.0%
ACG	24.3%	27.9%	29.9%	28.1%	100.5%	$2,089	$2,193	$2,170	104%	143.6%
DGG	17.8%	20.5%	21.9%	21.9%	107.0%	$1,174	$1,233	$1,270	108%	200.0%

*

The adjusted non-GAAP operating margin and adjusted non-GAAP revenue measures used in our executive compensation programs may differ from non-GAAP operating margin and GAAP revenue as reported in our quarterly earnings releases as they exclude the ongoing impact of mergers and acquisitions, currency and hedging and reimbursement from Keysight for services. See Appendix A to this proxy statement for a reconciliation to the most directly comparable GAAP financial measures.

Payout Matrices to Measure Financial Metrics

We use payout matrices to determine payout percentages for our fiscal year 2021 short-term incentive program. The payout matrices are designed to reward profitable growth by increasing payout percentages commensurate with increased operating margin and / or revenue achievement as illustrated in the table below.

		FY21 - Revenue Achievement (% of target)
		<=93%	97.0%	100.0%	103.0%	105.0%
	107%	95%	126%	150%	180%	200%
	104%	81%	108%	129%	159%	179%
FY21 - OM	100%	63%	84%	100%	130%	150%
Achievement	94%	45%	67%	83%	108%	125%
(% of target)	87%	25%	46%	63%	82%	95%
	86%	0%	0%	0%	0%	0%

Note:

This specific payout matrix was used to determine the company level payout percentage. The payout percentage is determined by finding the intersection between goal attainments as a percentage of plan for each financial metric. Payout percentages are assigned to each intersection of revenue and adjusted operating margin percentage throughout the payout matrix. Payouts between the numbers represented in the table above are calculated on a linear payout matrix and the threshold amount for adjusted operating margin percentage must be met in order for a payout to be made. Payout matrices vary by business group. No payouts are awarded for Operating Margin achievement below the 87% threshold.

Key Business Initiatives – Targets and Results

For fiscal year 2021, under the Performance-Based Compensation Plan, we continued to utilize annual key business initiatives to align NEOs’ objectives with strategic company priorities. These key business initiatives are established at the same time as the financial goals and account for 25% of the total target bonus for each NEO who was assigned to key business initiatives. The maximum payout per NEO for satisfaction of the strategic component is the lesser of (i) up to 200% of key business initiative performance results or (ii) 0.75% of non-GAAP pre-tax earnings for the company, and the Compensation Committee may exercise negative discretion in determining the final payout.

The key business initiatives were selected to focus NEOs on strategic priorities such as revenue growth in specific markets and products, success of specific acquisitions and regulatory compliance. The following table sets forth (i) each key business initiative and its threshold, target and maximum achievement levels, (ii) the NEOs assigned to each key business initiative, and (iii) the final attainment and payout percentage for each objective. If an NEO is assigned to more than one objective, the weighting is equally distributed. For fiscal year 2021, Messrs. McMullen and McMahon were not assigned to any key business initiatives. The targets

COMPENSATION DISCUSSION AND ANALYSIS

were established with the rigor necessary to drive desired results for each initiative. For competitive purposes, specific threshold, target and maximum amounts are not shown in the descriptions that follow.

Officer Assigned	FY21 Key Business Initiative Description	Threshold (50%)	Target (100%)	Maximum (200%)	Payout Percentage
Messrs. Thaysen and McDonnell	Agilent Biopharma revenue growth	83% of plan	Achieve Plan	117% of plan	200%
McDonnell	ACG Online Revenue	85% of plan	Achieve Plan	115% of plan	129%
Thaysen	LSAG Online Revenue	75% of plan	Achieve Plan	150% of plan	79%
Raha	DGG Online Revenue	75% of plan	Achieve Plan	115% of plan	0%
Raha	Regulatory: Initiative Part I	Achieve threshold plan by 10/31/21	Achieved target plan by 3/31/21	n/a	100%
Raha	Regulatory: Initiative Part II	Achieve threshold plan by 3/31/2021 and maintain through FY21	Achieve target plan by 3/31/2021 and maintain through FY21	n/a	100%
Raha	Regulatory: Initiative Part III	Achieve threshold plan	Achieve target plan	n/a	100%

Notes:

If a NEO is assigned to more than one key business initiative within a category, those initiatives are equally weighted. For foreign exchange conversion purposes, all Orders/Revenue assume the November accounting rate.

Actual payout tables for key business initiatives use a straight-line payout slope (and/or key milestones) from threshold to target and from target to maximum. Maximum payout for the Regulatory Initiatives was set at 100%. Final payouts for each key business initiative are recommended by the CEO and approved by the Compensation Committee.

Long-Term Incentives – Performance Stock Units and Restricted Stock Units

Performance Stock Units Earned in Fiscal year 2021 – Relative TSR

Fifty percent of the performance stock units granted in fiscal year 2019 for the FY19 to FY21 performance period were measured based on relative TSR versus all companies in the S&P 500 Health Care and Materials Indexes for fiscal years 2019 through 2021. The company did not establish an absolute TSR target as we believe performance is best measured on a relative basis against our selected peer group with the payout percentages as follows:

	Peer Group TSR	Payout Percentage
75th Percentile	95.8%	200%
Median	60.9%	100%
25th Percentile	18.6%	25%
Agilent	140.9%	200%

In November 2021, the Compensation Committee certified the relative TSR results for the FY19 to FY21 performance period. Agilent’s strong stock price performance was at the 91st percentile of our peer group and resulted in a 200% payout percentage. See table below:

	Target Awards (Shares)	Original Target Award Value ($)	Resulting Share Payout %	Resulting Share Payout
Michael R. McMullen	36,197	2,970,000	200.0%	72,394
Robert McMahon	8,409	690,000	200.0%	16,818
Jacob Thaysen	7,038	577,500	200.0%	14,076
Padraig McDonnell	877	72,000	200.0%	1,754
Sam Raha	4,753	390,000	200.0%	9,506

Note:	The final share amount was determined by multiplying the target award shares by the resulting payout percentage.

COMPENSATION DISCUSSION AND ANALYSIS

Our relative TSR performance (or percentile position) compared to that of our LTPP peer group and the payout percentages for the LTPP for the past five performance periods are set forth below:

Note:

A 200% payout is achieved when our relative TSR is at or above the 75th percentile of our LTPP-TSR peer group.  Due to the 3x value cap in place for the FY16 to FY18 performance period, the payout was limited to 189%.

Performance Stock Units Earned in Fiscal year 2021 – Earnings Per Share

Fifty percent of the performance stock units granted in fiscal year 2019 for the FY19 to FY21 performance period had financial goals based on adjusted earnings per share. The 132% payout percentage earned under these performance stock units was determined by calculating the adjusted earnings per share attained at the end of each of the three fiscal years in the performance period compared to the targets (which were set at the midpoint of external guidance that is determined and publicly announced at the beginning of each fiscal year during the three-year performance period). We set our EPS goals on an annual basis to maximize the alignment of the program with our aggressive long-term growth plans. We believe setting EPS targets at the time of grant for the full three-year period risks establishing goals that could be insufficiently or overly aggressive in years two and/or three of the performance-period and is out of synch with the annual EPS external guidance provided to stockholders at the beginning of each fiscal year. Annual goal setting is a common practice among our peer companies, and we find it has had the intended motivational affect for our executive team through a particularly volatile period in the market.  We use non-GAAP adjusted diluted earnings per share, subject to Compensation Committee approval. Once set, the target is not subject to change during the fiscal year.  The payout percentage for the FY19 to FY21 award, which was certified by the Compensation Committee at the November 2021 meeting, was a simple average of the payout percentage certified for fiscal year 2019, fiscal year 2020 and fiscal year 2021. The threshold, target, maximum and final attainment numbers are set forth in the table below:

	Long-Term Performance Shares - EPS
Fiscal Year	Threshold (25%)	Target (100%)	Maximum (200%)	Actual Adjusted EPS	Attainment Percentage
FY19	$2.80	$3.03	$3.26	$3.09	126%
FY20	$3.09	$3.41	$3.73	$3.28	70%
FY21	$3.28	$3.62	$3.96	$4.36	200%
Payout					132%

*

The adjusted non-GAAP EPS measure used in our executive compensation programs for FY19, FY20 and FY21 may differ from non-GAAP EPS as reported in our quarterly earnings releases as it excludes the ongoing impact of mergers and acquisitions, currency, hedging and interest costs related to mergers and acquisitions and share buybacks. See Appendix A to this proxy statement for a reconciliation to the most directly comparable GAAP financial measure.

COMPENSATION DISCUSSION AND ANALYSIS

In November 2021, the Compensation Committee certified the LTPP-EPS results for the FY19 to FY21 performance period. Agilent’s strong adjusted earnings per share performance resulted in a 132% payout percentage as shown in the table below:

	Target Awards (Shares)	Original Target Award Value ($)	Resulting Share payout %	Resulting Share payout
Michael R. McMullen	48,253	2,970,000	132.0%	63,693
Robert McMahon	11,210	690,000	132.0%	14,797
Jacob Thaysen	9,382	577,500	132.0%	12,384
Padraig McDonnell	1,169	72,000	132.0%	1,543
Sam Raha	6,336	390,000	132.0%	8,363

Note:	The final share amount was determined by multiplying the target award shares by the resulting payout percentage.

Relative TSR Performance Stock Units – FY20 to FY22 Performance Period

Fifty percent of the performance stock units granted in fiscal year 2020 for the FY20 to FY22 performance period had financial goals based on relative TSR versus all companies in the S&P 500 Health Care and Materials Indexes for fiscal year 2020 through fiscal year 2022. Relative TSR performance stock units are completely “at risk” compensation because our performance must be at or above the 25th percentile for the individuals to receive a payout. The final and only payout will be at the end of fiscal year 2022 based on the relative TSR for the three-year performance period.

Payout as a
Percentage of
Relative TSR Performance	Target
Below 25th Percentile Rank (threshold)	0%
25th Percentile Rank	25%
50th Percentile Rank (target)	100%
75th Percentile Rank and Above	200%

Earnings Per Share Performance Stock Units – FY20 to FY22 Performance Period

Fifty percent of the performance stock units granted in fiscal year 2020 for the FY20 to FY22 performance period had financial goals based on adjusted earnings per share. Awards will be determined by calculating the adjusted earnings per share attained at the end of each of the three fiscal years in the performance period compared to the targets (which are set at the beginning of each fiscal year during the three-year performance period). The FY20 and FY21 EPS targets were set at the mid-point of external guidance issued at the beginning of each respective fiscal year. We use non-GAAP adjusted diluted earnings per share and all targets are subject to Compensation Committee approval. The final and only payout will be at the end of fiscal year 2022 based on an average of the payout percentage for each fiscal year. The threshold, target and maximum levels are set forth in the table below:

	Long-Term Performance Shares - EPS
Fiscal Year	Threshold (25%)	Target (100%)	Maximum (200%)	Actual Adjusted EPS	Attainment Percentage
FY20	$3.09	$3.41	$3.73	$3.28	70%
FY21	$3.28	$3.62	$3.96	$4.36	200%
FY22	TBD	TBD	TBD	TBD	TBD
Payout					TBD

*

The adjusted non-GAAP EPS measure used in our executive compensation programs may differ from non-GAAP EPS as reported in our quarterly earnings releases as it excludes the ongoing impact of mergers and acquisitions, currency, hedging and interest costs related to mergers and acquisitions and share buybacks. See Appendix A to this proxy statement for a reconciliation to the most directly comparable GAAP financial measure.

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentives Granted in Fiscal year 2021

The Compensation Committee places emphasis on company performance by delivering 60% of the annual NEO grants in performance awards and another 20% in stock options. The remaining 20% is provided in restricted stock units. Stock grant values were delivered as follows:

Equity Vehicle	Weighting	Metric	Vesting	Holding Period	Methodology for Determining Target Award	Payout Range
Performance Stock Units	30%	Relative Total Shareholder Return	100% after 3rd year
Performance Stock Units	30%	Adjusted Earnings Per Share	100% after 3rd year	One-year post-vest holding period	Divide the target award amount by the product of the 20-day	0x to 2X share target
Stock Options	20%	None	25% each year over 4 years	n/a	average stock price, preceding the grant date, multiplied by the applicable accounting valuation	n/a
Restricted Stock Units	20%	None	25% each year over 4 years	One-year post-vest holding period		n/a

The target value of the long-term incentive awards is determined at the beginning of the then-current fiscal year for each NEO. The target value reflects the Compensation Committee’s judgment on the relative role of each NEO’s position within the company, as well as the performance of each NEO and benchmark data from our compensation peer group.

	Type of Award / Value / # of Shares								Total Target
	Performance Stock Units - TSR		Performance Stock Units - EPS		Stock Options Units		Restricted Stock Units		Value of Long Term- Incentive Awards
Name	($)	(#)	($)	(#)	($)	(#)	($)	(#)	($)
Michael R. McMullen	3,300,000	25,528	3,300,000	32,593	2,200,000	91,590	2,200,000	21,882	11,000,000
Robert McMahon	825,000	6,382	825,000	8,148	550,000	22,898	550,000	5,470	2,750,000
Jacob Thaysen	652,500	5,048	652,500	6,444	435,000	18,110	435,000	4,327	2,175,000
Padraig McDonnell	450,000	3,481	450,000	4,444	300,000	12,490	300,000	2,984	1,500,000
Sam Raha	555,000	4,293	555,000	5,481	370,000	15,404	370,000	3,680	1,850,000

COMPENSATION DISCUSSION AND ANALYSIS

Performance Conditions for Performance Stock Units Granted in Fiscal year 2021

The Compensation Committee has established rolling three-year performance periods for determining earned performance stock awards. The financial goals for the performance stock units for fiscal year 2021 are based on relative TSR and adjusted earnings per share. Relative TSR aligns with stockholder interests as higher TSR results in higher potential returns for stockholders as well as ensuring a correlation between performance and payouts. Adjusted earnings per share ensures our executives are focused on long-term superior earnings growth. As noted above, our fiscal year 2021 short-term incentive program focuses on adjusted operating margin and revenue, which drive internal business strategies that in turn impact our TSR.

Relative TSR Performance Stock Units – FY21 to FY23 Performance Period

The performance stock units granted in fiscal year 2021 with relative TSR as a metric will be measured and paid out based on relative TSR versus all companies in our LTPP peer group, the Health Care and Materials Indexes of the S&P 500 for fiscal year 2021 through fiscal year 2023. The LTPP peer group companies are established at the beginning of the performance period and need to have three full years of stock price data to be used in the final relative TSR calculation. The company does not establish an absolute TSR target as we believe performance is best measured on a relative basis against our selected LTPP peer group. The payout schedule determined by the Compensation Committee in fiscal year 2021 was as follows:

Payout as a
Percentage of
Relative TSR Performance	Target
Below 25th Percentile Rank (threshold)	0%
25th Percentile Rank	25%
50th Percentile Rank (target)	100%
75th Percentile Rank and Above	200%

Relative TSR performance stock units are completely “at risk” compensation because our performance must be at or above the 25th percentile for the individuals to receive a payout.

For purposes of determining the relative TSR awards, relative TSR reflects (i) the aggregate change in the 20-day average closing price of our stock versus each of the companies in our LTPP peer group, each as measured at the beginning and end of the three-year performance period plus (ii) the value (if any) returned to stockholders in the form of dividends or similar distributions, assumed to be reinvested on distribution date on a pre-tax basis.

Earnings Per Share Performance Stock Units – FY21 to FY23 Performance Period

The earnings per share performance awards will be determined by calculating the adjusted earnings per share attained at the end of each of the three fiscal years in the performance period compared to the targets (which are set at the beginning of each fiscal year during the three-year performance period). The fiscal year 2021 EPS targets were set at the mid-point of external guidance issued at the beginning of each respective fiscal year. We use non-GAAP adjusted diluted earnings per share and all targets are subject to Compensation Committee approval. The final and only payout will be at the end of fiscal year 2022 based on an average of the payout percentage for each fiscal year. The threshold, target and maximum levels are set forth in the table below:

Long-Term Performance Shares - EPS
Fiscal Year	Threshold (25%)	Target (100%)	Maximum (200%)	Actual Adjusted EPS	Attainment Percentage
FY21	$3.28	$3.62	$3.96	$4.36	200%
FY22	TBD	TBD	TBD	TBD	TBD
FY23	TBD	TBD	TBD	TBD	TBD
Payout					TBD

*

The non-GAAP EPS measure used in our executive compensation programs may differ from non-GAAP EPS as reported in our quarterly earnings releases as it excludes the ongoing impact of mergers and acquisitions, currency, hedging and interest costs related to mergers and acquisitions and share buybacks. See Appendix A to this proxy statement for a reconciliation to the most directly comparable GAAP financial measure.

COMPENSATION DISCUSSION AND ANALYSIS

Additional Information

Equity Grant Practices

The Compensation Committee generally makes grants of stock awards to our NEOs at the first Compensation Committee meeting of our fiscal year. Awards are neither timed to relate to the price of our stock nor to correspond with the release of material non-public information, although grants are generally made when our trading window is open. Grants to current employees are generally effective on the date of the Compensation Committee meeting approving such grants. Grants to new employees, including potential NEOs, are typically made at the next regularly scheduled Compensation Committee meeting following the employee’s start date. The standard vesting schedule for our equity grants is 100% after the third year for performance stock units and 25% per year over four years for restricted stock units and stock options. Starting in fiscal year 2016, performance stock awards and restricted stock units granted to executive level employees and above are also subject to a one-year post-vest holding period.

For stock awards issued prior to fiscal year 2019, when an employee retires after age 55 with 15 years of service, his or her stock options and stock awards continue to vest per their original vesting schedule rather than accelerate at termination and such employee is eligible to receive the full amount paid out under his or her performance stock units at the end of the applicable performance period, assuming such retirement occurs after the 12-month anniversary of the date of grant of the performance stock units. If such retirement occurs during the first 12 months of the date of grant of the performance stock units, the employee would be eligible to receive a pro rata portion of the amount paid out under his or her performance stock units at the end of the applicable performance period. Effective with awards issued after October 31, 2018, the Compensation Committee modified the formula to qualify for continued vesting of awards as outlined above. The new formula requires that an employee voluntarily terminate his or her employment after age 60 and that the combination of the employee’s age plus years of service is 75 or greater. We believe continued vesting following retirement, rather than acceleration upon retirement, better aligns NEO interests with stockholders beyond the date such NEO retires from the company. As of October 31, 2021, Mr. McMullen met the eligibility requirements for continued vesting upon retirement under the rule in effect through fiscal year 2018, while as of October 31, 2021 none of our active NEOs met the eligibility criteria for continued vesting of equity awards. Stock options and stock awards vest on a “double-trigger” basis in connection with a qualifying termination following a change in control as described below.  Finally, if an employee dies or becomes fully disabled, his or her unvested stock options and stock awards fully vest.

Compensation Risk Controls

Semler Brossy, our independent compensation consultant, collaborates with management to conduct an annual review of our compensation-related risks. The risk assessment conducted during fiscal year 2021 did not identify any significant compensation-related risks and concluded that our compensation program is well designed to encourage behaviors aligned with the long-term interests of stockholders. Semler Brossy also found an appropriate balance in fixed versus variable pay, cash and equity, corporate, business unit, and individual goals, financial and non-financial performance measures, and formulas and discretion. Finally, it was determined that there are appropriate policies and controls in place to mitigate compensation-related risk, including the following:

Recoupment Policy

We maintain an Executive Compensation Recoupment Policy that applies to all our executives and former executives who leave the company after September 16, 2020. Under this Policy, in the event of a material restatement of financial results (wherein results were incorrect at the time published due to mistake, fraud or other misconduct), the Compensation Committee will review all short and long-term incentive compensation awards that were paid or awarded to executives for performance periods beginning after July 14, 2009 (in the case of executive officers covered by Section 16 of the Securities Exchange Act) or September 16, 2020 (in the case of other executives) that occurred, in whole or in part, during the restatement period.

Additionally, under this Policy, in the case of fraud or misconduct by an executive, including breach of any regulatory standards that have resulted in significant negative impact on our results or operations or market capitalization, the Compensation Committee

COMPENSATION DISCUSSION AND ANALYSIS

will consider actions to remedy the misconduct, prevent its recurrence, and impose discipline on the wrongdoers, in each case, as the Compensation Committee deems appropriate.  These actions may include, without limitation:

•	requiring reimbursement of compensation;
•	the cancellation of outstanding restricted stock, restricted stock units, performance stock units, deferred stock awards, stock options, and other equity incentive awards;
•	limiting future awards or compensation; and
•	requiring the disgorgement of profits realized from the sale of our stock to the extent such profit resulted from fraud or misconduct.

Insider Trading and Hedging Policy

Our insider trading policy, which applies to officers, directors and employees considered insiders, expressly prohibits purchasing or selling our securities while in possession of material, non-public information, or otherwise using such information for their personal benefit.

Our insider trading policy further prohibits officers, directors and employees considered insiders from engaging in hedging transactions, such as purchasing or writing derivative securities including puts and calls and entering into short sales or short positions with respect to our stock. Directors and executive officers are prohibited from buying our stock on margin or pledging owned Agilent stock as collateral for loans or other indebtedness. Employees, who are not insiders or officers, are generally permitted to engage in transactions designed to hedge or offset market risk.

Our executives and directors are permitted to enter into trading plans that are intended to comply with the requirements of Rule 10b5-1 of the Securities Exchange Act so that they can prudently diversify their asset portfolios and exercise their stock options before expiration.

Stock Ownership Guidelines

Our stock ownership guidelines are designed to encourage our NEOs and other executive officers to achieve and maintain a significant equity stake in our company and more closely align their interests with those of our stockholders. The guidelines provide that the CEO and CFO and other executive officers should accumulate and hold, within five years from election to his or her position, an investment level in our stock equal to the lesser of a multiple of his or her annual base salary or accumulate a direct ownership of our stock as set forth below:

	Investment Level =	Direct Ownership of
	Multiple of Annual	Agilent Stock
Executive	Base Salary	(# of Shares)
CEO	6X	N/A
CFO	3X	80,000
All other executive officers	3X	40,000

Shares directly owned by the executive officer and their household family members, deferred shares and vested restricted stock units are considered in complying with these guidelines. An annual review is conducted to assess compliance with the guidelines, and at the end of fiscal year 2021, all of our NEOs had either met or were on track to reach their stock ownership guideline requirements within the applicable timeframe.

Benefits

Our global benefits philosophy is to provide NEOs with protection and security through health and welfare, retirement, disability insurance and life insurance programs. During fiscal year 2021, the CEO and other NEOs were eligible to receive the same benefits that are generally available to our other employees. Generally, it is our Compensation Committee’s philosophy to not provide perquisites to our NEOs except in limited circumstances.

COMPENSATION DISCUSSION AND ANALYSIS

In addition, our executive officers can use company drivers to transport themselves and their family members to the airport for personal travel. Lastly, we provided some relocation expenses for Messrs. McMahon and McDonnell through the Company’s Indefinite Relocation Program applicable to all employees to facilitate their relocations to the San Francisco Bay Area and Little Falls, Delaware from Massachusetts and Ireland, respectively. Our relocation program is designed to facilitate employee relocations that support our business priorities. It does not provide any payments for loss on the sale of a home or special tax gross-ups. These perquisites are included in the “All other Compensation” column in the “Summary Compensation Table.”

Deferred Compensation

NEOs on the U.S. payroll are eligible to voluntarily defer base salary, short-term incentives in the form of awards under the Performance-Based Compensation Plan and long-term incentives in the form of stock awards under the LTPP. The deferrals are made through our 2005 Deferred Compensation Plan, which is available to all active employees on the US payroll whose total target compensation is greater than or equal to $290,000. This is a common benefit arrangement offered by our peer companies, and our plan does not guarantee above market or a specific rate of return on deferrals.

These benefits and an additional description of plan features are set forth in the section entitled “Non-Qualified Deferred Compensation” below and the narrative descriptions accompanying this section.

Retirement and Pension Benefits

Our executive officers are entitled to participate in the same defined contribution retirement plan that is generally available to all of our eligible employees. We make matching contributions to eligible participants’ retirement plan accounts based on a percentage of their eligible compensation under applicable rules. We believe that this retirement program permits our executives to save for their retirement in a tax-effective manner.

Policy Regarding Compensation in Excess of $1 Million per Year

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1 million paid to our “covered employees,” which include our current NEOs.

As a general matter, while our Compensation Committee considers tax deductibility as one of several relevant factors in determining executive compensation, it retains the flexibility to design and maintain executive compensation arrangements that it believes will attract and retain executive talent, even if such compensation is not deductible by the company for federal income tax purposes.

Termination and Change of Control

Consistent with the practice of many of our peers, the Compensation Committee adopted change-of-control agreements designed to provide protection to the NEOs so they are not distracted by their personal, professional and financial situations at a time when we need them to remain focused on their responsibilities, our best interests and those of all our stockholders. These agreements provide for a “double-trigger” payout only in the event of a change of control and the executive officer is either terminated from his-or-her position or moved into a position that represents a substantial change in responsibilities within a limited period of time after the transaction (these agreements do not become operative unless both events occur).

None of our current change-of-control agreements in effect contain an excise tax gross-up clause. Potential payments to our NEOs in the event of a change of control under our existing agreements are reported in the “Termination and Change of Control Table”.

COMPENSATION DISCUSSION AND ANALYSIS

In addition, we have a Workforce Management Program in place that is applicable to all employees, including NEOs. Employment security is tied to competitive realities as well as individual results and performance, but from time to time, business circumstances could dictate the need for us to reduce our workforce. The Workforce Management Program is intended to assist employees affected by restructuring by providing transition income in the form of severance benefits.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that the company specifically incorporates it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act.

The company’s executive compensation program is administered by the Compensation Committee of the Board (the “Compensation Committee”). The Compensation Committee, which is composed entirely of independent, non-employee directors, is responsible for approving and reporting to the Board on all elements of compensation for the executive officers. In this regard, the Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this proxy statement and incorporated by reference into the company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021.

Submitted by:	Compensation Committee
George A. Scangos, Ph.D., Chairperson
Mala Anand
Hans E. Bishop
Heidi Kunz

EXECUTIVE COMPENSATION

Executive Compensation

Summary Compensation Table

The following table sets forth information regarding compensation earned by our NEOs for fiscal year 2021 and, if applicable, during fiscal years 2019 and 2020. All compensation is disclosed, whether or not such amounts were paid in such year:

Name and		Salary (2)	Cash Bonus	Stock Awards (3)(4)	Stock Options (3)(5)	Non-Equity Incentive Plan Compensation (6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (7)	All other Compensation (8)	Total
Principal Position	Year (1)	($)	($)	($)	($)	($)	($)	($)	($)
Michael R. McMullen	2021	1,280,000	-	9,165,390	2,295,015	3,149,714	-	77,512	15,967,631
Chief Executive Officer	2020	1,172,853	-	11,190,749		1,151,817	-	95,062	13,610,481
	2019	1,220,833	-	9,560,588		1,577,225	-	161,920	12,520,566

Robert McMahon	2021	663,500	-	2,291,271	573,766	1,007,000	-	176,196	4,711,733
Senior Vice President,	2020	638,333	-	2,614,535		359,943	-	52,260	3,665,071
Chief Financial Officer	2019	610,000	1,000,000	2,221,067		483,319	-	64,856	4,379,242

Jacob Thaysen	2021	625,000	-	1,812,285	453,791	897,589	-	13,684	3,802,349
Senior Vice President,	2020	614,904	-	2,117,779		321,128	-	20,291	3,074,102
President Life Sciences and	2019	597,917	-	1,858,905		346,775	-	93,949	2,897,546
Applied Markets Group

Padraig McDonnell	2021	495,000	-	1,249,771	312,968	686,716	-	499,472	3,243,927
Senior Vice President,
President Cross-Lab Group

Sam Raha	2021	563,500	-	1,541,332	385,985	738,536	-	33,534	3,262,887
Senior Vice President,	2020	538,782	-	1,673,282		224,185	-	34,811	2,471,060
President Diagnostics and Genomics Group

(1)	Compensation is provided only for fiscal years for which each individual qualified as an NEO.
(2)

Mr. McMullen did not receive any pay increase in fiscal year 2021. During fiscal year 2020, Mr. McMullen’s base salary was temporarily reduced due to the Covid-19 pandemic. His full salary was restored for fiscal year 2021.

(3)

Reflects the aggregate grant date fair values, computed in accordance with Accounting Standards Codification Topic 718, Stock Compensation (“ASC Topic 718”). For more information regarding our application of ASC Topic 718, including the assumptions used in the calculations of these amounts, please refer to Note 5 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2021.

(4)

The expenses listed in these columns include expenses for stock awards and options awarded in accordance with the LTPP and 2018 Stock Plan. For performance-based restricted stock unit awards, the grant date fair value of such awards at the time of grant was based upon the probable outcome at the time of grant. The value of the performance-based restricted stock unit awards at the grant date, assuming that the highest level of performance conditions are achieved are $13,835,779, $3,458,895, $2,735,717, $1,886,569 and $2,326,718 for Messrs. McMullen, McMahon, Thaysen, McDonnell and Raha respectively. The amounts reflected in this column do not represent the actual amounts paid to or realized by the NEOs for these awards.

(5)	The amounts shown in the “Option Awards” column represents the aggregate grant date fair values of long-term incentive awards granted to the NEOs in 2021.
(6)	Amounts consist of incentive awards earned by the NEOs during the fiscal year under the Performance-Based Compensation Plan for Covered Employees.
(7)

Amounts represent the net change in pension value for the following company sponsored pension plans: Agilent Technologies, Inc. Deferred Profit-Sharing Plan; Agilent Technologies, Inc. Retirement Plan and the Agilent Technologies, Inc. Supplemental Benefit Retirement Plan.

(8)	The information for the dollar amounts found in the All other Compensation column can be found in the following two tables and footnotes.

EXECUTIVE COMPENSATION

NEO	401(k) Employer Contribution (1)	Deferred Compensation Employer Contributions (2)	Travel Expenses (3)	Relocation4)	Tax Equalization Payments(5)	Total
Mr. McMullen	$16,778	$60,212	$522	$0	$0	$77,512
Mr. McMahon	$13,240	$22,688	$261	$140,007	$0	$176,196
Mr. Thaysen	$13,214	$0	$470	$0	$0	$13,684
Mr. McDonnell	$14,827	$10,662	$313	$51,917	$421,753	$499,472
Mr. Raha	$16,765	$16,612	$157	$0	$0	$33,534

(1)	Amounts reflect company contributions to the Agilent Technologies, Inc. 401(k) Plan in fiscal year 2021.
(2)	Amounts reflect company contributions to the Agilent Technologies Deferred Compensation Plan in fiscal year 2021.
(3)	Amounts reflect imputed income expenses for the use of our drivers and vehicles for personal travel, including spouses and family.
(4)

Our relocation program is available to all employees, including officers, and is designed to facilitate employee relocations that support our business priorities. Our relocation program does not provide any payments for loss on the sale of a home or special tax gross-ups. Messrs. McMahon and McDonnell relocated to the Bay Area and Delaware from Massachusetts and Ireland, respectively. To facilitate these moves, they both participated in our relocation program. For fiscal year 2021, relocation costs for Messrs. McMahon and McDonnell were $140,007 and $51,917 respectively. For Mr. McMahon, those expenses consisted of tax assistance, costs associated with the purchase of a home and mortgage subsidies provided by the company under our relocation policy, with the payments being spread out over a four-year period. See table below for current and future mortgage subsidies. For Mr. McDonnell, those expenses consisted of furniture rentals and tax assistance.

(5)

As a result of the travel restrictions between the U.S. and Ireland as well as delays in obtaining the necessary visas for Mr. McDonnell’s family to relocate, Mr. McDonnell worked from Ireland for most of 2020 despite being an Agilent U.S. employee. A review of his 2020 tax liability by KPMG confirms that, despite some flexibility from the Irish tax authorities related to COVID travel restrictions, as well as applicable foreign tax credits, he was liable for Irish income tax as well as U.S. income tax on his worldwide income for 2020. Consistent with the treatment for other employees similarly affected, Agilent equalized Mr. McDonnell’s taxes to ensure his liability for 2020 is no more than what it would be under U.S. tax regime only. The cost for this equalization was $421,753 which represents the payment for his incremental tax liability.

Mortgage Subsidies
	Fiscal Year 2021	Fiscal Year 2022	Fiscal Year 2023	Fiscal Year 2024	Fiscal Year 2025
	Projected	Projected	Projected	Projected	Projected
	Amount	Amount	Amount	Amount	Amount
Name	($)	($)	($)	($)	($)
Michael R. McMullen (1)	N/A	N/A	N/A	N/A	N/A
Robert McMahon (2)	57,458	44,045	29,210	12,963	N/A
Jacob Thaysen (1)	N/A	N/A	N/A	N/A	N/A
Padraig McDonnell (3)	N/A	N/A	N/A	N/A	N/A
Sam Raha (3)	N/A	N/A	N/A	N/A	N/A

(1)	Messrs. McMullen and Thaysen are no longer eligible.
(2)	The total four-year mortgage subsidy for Mr. McMahon is $158,857 with $15,180 of the total amount paid out at the end of last fiscal year.
(3)	Messrs. McDonnell and Raha are not eligible to receive any mortgage subsidy payments.

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards to each of our NEOs during fiscal year 2021. For more information, please refer to the “Compensation Discussion and Analysis.”

											Grant Date
		Estimated Possible Payouts Under			Estimated Payouts Under Equity			All Other	Stock	Exercise	Fair Value
		Non-Equity Incentive Plan Awards (1)			Incentive Plan Awards (2)			Stock	Option	Price for	of Stock
		Threshold	Target	Maximum	Threshold	Target	Maximum	Awards (3)	Awards (3)	Stock Options (4)	Awards (5)
Name	Grant Date	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)
Michael R.	11/17/2020	416,000	1,664,000	3,328,000	-	-	-	-	-	-	-
McMullen	11/17/2020	-	-	-	825,000	3,300,000	6,600,000	-	-	-	3,397,377
	11/17/2020	-	-	-	825,000	3,300,000	6,600,000	-	-	-	3,520,512
	11/17/2020	-	-	-	-	-	-	2,247,500	-	-	2,247,500
	11/17/2020	-	-	-	-	-	-	-	2,295,015	109.86	2,295,015

Robert McMahon	11/17/2020	133,000	532,000	1,064,000	-	-	-	-	-	-	-
	11/17/2020	-	-	-	206,250	825,000	1,650,000	-	-	-	849,319
	11/17/2020	-	-	-	206,250	825,000	1,650,000	-	-	-	880,128
	11/17/2020	-	-	-	-	-	-	561,824	-	-	561,824
	11/17/2020	-	-	-	-	-	-	-	573,766	109.86	573,766

Jacob Thaysen	11/17/2020	156,250	500,000	1,000,000	-	-	-	-	-	-	-
	11/17/2020	-	-	-	163,125	652,500	1,305,000	-	-	-	671,700
	11/17/2020	-	-	-	163,125	652,500	1,305,000	-	-	-	696,159
	11/17/2020	-	-	-	-	-	-	444,426	-	-	444,426
	11/17/2020	-	-	-	-	-	-	-	453,791	109.86	453,791

Padraig McDonnell	11/17/2020	125,000	400,000	800,000	-	-	-	-	-	-	-
	11/17/2020	-	-	-	112,500	450,000	900,000	-	-	-	463,227
	11/17/2020	-	-	-	112,500	450,000	900,000	-	-	-	480,057
	11/17/2020	-	-	-	-	-	-	306,487	-	-	306,487
	11/17/2020	-	-	-	-	-	-	-	312,968	109.86	312,968

Sam Raha	11/17/2020	141,250	452,000	904,000	-	-	-	-	-	-	-
	11/17/2020	-	-	-	138,750	555,000	1,110,000	-	-	-	571,321
	11/17/2020	-	-	-	138,750	555,000	1,110,000	-	-	-	592,039
	11/17/2020	-	-	-	-	-	-	377,973	-	-	377,973
	11/17/2020	-	-	-	-	-	-	-	385,985	109.86	385,985

(1)

Reflects the value of the potential payout targets for fiscal year 2021 pursuant to the annual award program under our Performance-Based Compensation Plan. Actual payout amounts under this plan are disclosed in the “Summary Compensation Table.”

(2)

Reflects the value of potential payout of the target number of performance shares granted in fiscal year 2021 for the FY21 through FY23 performance period under our LTPP.  Actual payout of these awards, if any, will be determined by the Compensation Committee after the end of the performance period depending on whether the performance criteria set forth in our LTPP were met. Payout, if any, will be in the form of our common stock. Please see “Compensation Discussion and Analysis—Long-Term Incentives” for disclosure regarding material terms of the LTPP.

(3)

Reflects restricted stock units and stock options granted in fiscal year 2021 under the 2018 Stock Plan in accordance with our long-term incentive goals as described in the “Compensation Discussion and Analysis—Long-Term Incentives.” Such restricted stock units and stock options vest at 25% per year over four years with a one-year post-vest holding period assigned to each restricted stock unit tranche as it vests.

(4)	Represents the exercise price for the stock options granted on November 17, 2020.
(5)	Amounts represent the grant date fair value determined in accordance with ASC Topic 718 based on the target level of performance. Values differ due to the performance criteria assigned to each award.

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the current holdings of options, performance-based stock awards and restricted stock units, by our NEOs as of October 31, 2021.

		Option Awards (1)				Restricted Stock Unit Awards (2)		Performance Share Awards
						Number of
		Number of Securities Underlying		Option	Option	Shares or Units of Stock That	Market Value of Shares or Units	Number of Unearned Shares That	Market Value of Shares
		Unexercised Options (#)		Exercise	Expiration	Have Not	That Have Not	Have Not	That Have
Name	Grant Date	Exercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)	Vested (3) (#)	Not Vested ($)
Michael R.	11/19/2014	162,601		40.80	11/18/2024
McMullen	3/18/2015	66,162		42.12	3/17/2025
	11/17/2020		91,590	109.86	11/17/2030
	11/14/2017					13,109	2,064,536
	11/13/2018					32,443	5,109,448
	11/19/2019					45,333	7,139,494
	11/17/2020					21,882	3,446,196
	11/13/2018							96,506	15,198,730
	11/19/2019							89,802	14,142,917
	11/17/2020							65,186	10,266,143
	11/13/2018							72,394	11,401,331
	11/19/2019							71,540	11,266,835
	11/17/2020							51,056	8,040,809
Total		228,763	91,590			112,767	17,759,674	446,484	70,316,765

Robert	11/17/2020		22,898	109.86	11/17/2030
McMahon	8/3/2018					6,659	1,048,726
	11/13/2018					7,537	1,187,002
	11/19/2019					10,592	1,668,134
	11/17/2020					5,470	861,470
	11/13/2018							22,420	3,530,926
	11/19/2019							20,980	3,304,140
	11/17/2020							16,296	2,566,457
	11/13/2018							16,818	2,648,667
	11/19/2019							16,714	2,632,288
	11/17/2020							12,764	2,010,202
Total		-	22,898			30,258	4,765,332	105,992	16,692,680

Jacob	11/17/2020		18,110	109.86	11/17/2030
Thaysen	11/14/2017					2,426	382,071
	5/15/2018					529	83,312
	11/13/2018					6,308	993,447
	11/19/2019					8,580	1,351,264
	11/17/2020					4,327	681,459
	11/13/2018							18,764	2,955,142
	11/19/2019							16,994	2,676,385
	11/17/2020							12,888	2,029,731
	11/13/2018							14,076	2,216,829
	11/19/2019							13,538	2,132,100
	11/17/2020							10,096	1,590,019
Total		-	18,110			22,170	3,491,553	86,356	13,600,206

Padraig	11/17/2020		12,490	109.86	11/17/2030
McDonnell	11/14/2017					364	57,326
	11/13/2018					786	123,787
	11/19/2019					1,589	250,252
	5/19/2020					1,586	249,779
	11/17/2020					2,984	469,950
	11/13/2018							2,338	368,212
	11/19/2019							3,146	495,464
	5/19/2020							3,124	491,999

EXECUTIVE COMPENSATION

	11/17/2020							8,888	1,399,771
	11/13/2018							1,754	276,237
	11/19/2019							2,506	394,670
	5/19/2020							2,436	383,646
	11/17/2020							6,962	1,096,445
Total		-	12,490			7,309	1,151,094	31,154	4,906,444

Sam	11/17/2020		15,404	109.86	11/17/2030
Raha	5/15/2018					652	102,683
	11/13/2018					4,260	670,907
	11/19/2019					6,779	1,067,625
	11/17/2020					3,680	579,563
	11/13/2018							12,672	1,995,713
	11/19/2019							13,428	2,114,776
	11/17/2020							10,962	1,726,405
	11/13/2018							9,506	1,497,100
	11/19/2019							10,696	1,684,513
	11/17/2020							8,586	1,352,209
Total		-	15,404			15,371	2,420,778	65,850	10,370,716

(1)	All stock options vest at a rate of 25% per year over four years.
(2)	All RSUs vest at the rate of 25% per year over four years.
(3)

Amounts reflect multiple unvested performance share awards that are outstanding simultaneously as of the end of fiscal year 2021 for each NEO under the LTPP. Since the FY18-FY20 LTPP EPS and TSR performance shares achieved payouts of 132% and 191% respectively, the amounts shown for the outstanding performance share awards are shown at the maximum payout. The performance share awards granted on November 13, 2018 were vested and assessed on November 16, 2021. The performance share awards granted on November 19, 2019 will vest and be assessed in November 2022. The performance share awards granted on November 17, 2020 will vest and be assessed in November 2023.

Option Exercises and Stock Vested

The following table sets forth information on restricted stock units and performance awards which vested during fiscal year 2021 and stock option exercises that took place in fiscal year 2021 and the value realized on the date of exercise, if any, by each of our NEOs.

	Option Awards		Restricted Stock Unit Awards		Performance Awards
	Number of		Number of		Number of
	Shares	Value Realized	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	Acquired on	on Exercise	Upon Vesting (1)	on Vesting (2)	Upon Vesting (3)	on Vesting (4)
Name	Exercise (#)	($)	(#)	($)	(#)	($)
Michael R. McMullen	-	-	61,431	6,747,038	108,359	11,904,320
Robert McMahon	-	-	13,958	1,823,425	54,494	5,986,711
Jacob Thaysen	-	-	15,432	1,707,628	23,914	2,627,192
Padraig McDonnell	-	-	2,808	319,250	2,935	322,439
Sam Raha	-	-	8,050	960,310	5,333	585,883

(1)	The amounts reflect the number of units that vested during the fiscal year, including the shares that vested but were still subject to a one-year post-vest holding period.
(2)	The value of these awards is based on the closing price of our common stock on the date the shares were exercised or vested.
(3)

Amounts reflect the performance shares granted in fiscal year 2018 pursuant to the LTPP for the fiscal years 2018 to 2020 performance period and paid out in November of calendar year 2020. Mr. Raha had elected to defer 266 shares into his Deferred Compensation Account. All performance award shares were subject to a one-year post-vest holding period.

(4)	The value of these awards is based on the closing price of our common stock on the date the shares were exercised or vested.

EXECUTIVE COMPENSATION

Pension Benefits

The following table shows the estimated present value of accumulated benefits, including years of service, payable at normal retirement age (65) to our NEOs under certain pension plans. Messrs. McMahon, Thaysen and McDonnell did not have an interest in any of our pension plans and there were no payments under any of our pension plans to any of our NEOs in fiscal year 2021. To calculate an eligible employee’s years of service, the pension plans will bridge each eligible employee’s service, if any, with Hewlett-Packard Company prior to June 2, 2000 to that eligible employee’s service with us on or after June 2, 2000; the total years of service will reflect employment service from both Hewlett-Packard and us, capped at 30 years of service. The cost of all pension plans set forth below is paid entirely by us. The present value of accumulated benefit is calculated using the assumptions under ASC Topic 715, Compensation – Retirement Benefits for the fiscal year end measurement (as of October 31, 2021). The present value is based on a lump sum interest rate of 6%, DPSP rate of return of 7.5% and the “applicable mortality table” described in Section 417(e)(3) of the Internal Revenue Code. See also Note 15 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2021.

Pension Benefits
	Eligible for	Number of	Present
	Full	Years of	Value of
	Retirement	Credited	Accumulated
Name	Benefits?	Service (#)	Benefit ($)
Michael R. McMullen
Deferred Profit-Sharing Plan			187,279
U.S. Retirement Plan	Y	30	790,449
Supplemental Benefit Plan			830,746
Total			1,808,474
Sam Raha
Deferred Profit-Sharing Plan			-
U.S. Retirement Plan	N	4	86,846
Supplemental Benefit Plan			-
Total			86,846

Deferred Profit-Sharing Plan

The Deferred Profit-Sharing Plan is a closed, defined contribution plan. The Deferred Profit-Sharing Plan was created by Hewlett-Packard and covers participants’ service with Hewlett-Packard before November 1, 1993 and is used as a floor offset for the Retirement Plan for service prior to November 1, 1993. There have been no contributions into the plan since October 31, 1993.

For service prior to November 1, 1993 (if any), the benefit due is the greater of (i) the benefit defined by the Retirement Plan formula, or (ii) the annuity value of the Deferred Profit-Sharing Plan account balance. Therefore, for service prior to November 1, 1993, the Retirement Plan guarantees a minimum retirement benefit.

Benefits under the Deferred Profit-Sharing Plan are payable at normal retirement age as either (i) a single life annuity for single participants, or (ii) a 50% joint and survivor annuity for married participants. Participants may elect to receive payments at any time following termination or retirement in the above forms or as 75% or 100% joint and survivor annuity, or as a one-time lump sum.

Retirement Plan

The Retirement Plan, which was frozen for all participants as of April 30, 2016, was available to all employees hired onto U.S. payroll before November 1, 2014 and guarantees a minimum retirement benefit payable at normal retirement age (the later of age 65 or termination). Benefits were accrued on a monthly basis as a lump sum payable at normal retirement age based on eligible pay and years of service up to a maximum of 30 years as follows:

For participants who have fewer than 15 years of service:

11% × target pay at the end of the month

EXECUTIVE COMPENSATION

PLUS

5% × target pay at the end of the month in excess of 50% of the Social Security Wage Base

For participants who have 15 or more years of service:

14% × target pay at the end of the month

PLUS

5% × target pay at the end of the month in excess of 50% of the Social Security Wage Base

Benefits under the Retirement Plan are payable as either (a) a single life annuity for single participants or as (b) a 50% joint and survivor annuity for married participants. Participants may elect to receive payments at any time following termination or retirement in the above forms or as an actuarially equivalent 75% or 100% joint and survivor annuity, or as a one-time lump sum. Payments made prior to normal retirement age will be reduced in accordance with the plan provisions.

Supplemental Benefit Retirement Plan

The Supplemental Benefit Retirement Plan, which was frozen for all participants as of April 30, 2016, is an unfunded, non-qualified deferred compensation plan. Benefits payable under this plan are equal to the excess of the combined qualified Retirement Plan and Deferred Profit-Sharing Plan amount that would be payable in accordance with the terms of the Retirement Plan disregarding the benefit and compensation limitations imposed pursuant to sections 415 and 401(a)(17) of the Internal Revenue Code.

Benefits under the Supplemental Benefit Retirement Plan are payable upon termination or retirement as follows:

•	Accruals prior to January 1, 2005 are paid in a single lump sum in the January following the fiscal year in which the participant takes his or her qualified Retirement Plan benefit.
•

Accruals after December 31, 2004 are paid based on the date the participant retires or terminates: in January immediately following if retirement or termination occurs during the first six months of the year; or in the following July if retirement or termination occurs during the second six months of the year. Participants will receive a benefit in the form of either five annual installments (if the lump sum value is at least $150,000); or in a single lump sum (if the lump sum value is less than $150,000).

Non-Qualified Deferred Compensation

For fiscal year 2021, the 2005 Deferred Compensation Plan was available to all active employees on the US payroll with total target cash salary, including the short-term Performance-Based Compensation Plan, greater than or equal to $290,000.

There are three types of earnings that may be deferred under the program:

1.	100% of annual base pay earnings in excess of the IRS qualified plan limit of $290,000 for 2021;
2.	95% of bonus earnings, discretionary and cash compensation paid under the Performance-Based Compensation Plan; and
3.	95% of “at risk” compensation paid out in accordance with the terms of our LTPP. Awards under this program are paid out in the form of our common stock.

Deferral elections may be made annually and are part of overall tax planning for many executives. There are several investment options available under the Plan, most of which mirror the investment choices under our tax-qualified 401(k) plan. All investment choices are made by the participant. Based on market performance, dividends and interest are credited to participants’ accounts from the funds that the participant has elected.

EXECUTIVE COMPENSATION

At the time participation is elected, employees must also elect payout in one of three forms, which can commence upon termination or be delayed by an additional one, two or three years following termination:

1.	a single lump sum payment;
2.	annual installments over a five to fifteen-year period; or
3.	a single lump sum payment in January or July on or after 2023.

The company currently provides two types of employer contributions. The first is a matching contribution up to 6% of deferred base pay amounts above the IRS qualified plan limit. The second is a transitional company contribution (DCPTCC) which is a formulaic contribution put in place due to the freeze of the U.S. pension and supplemental benefit retirement plans respectively.  Contributions made by the company to our NEOs are detailed in the table that follows.

Payouts are distributed to eligible participants in January of the year following termination, if termination occurs during the first six months of the calendar year. Otherwise, payouts are distributed to eligible participants in July of the year following termination where termination occurs during the second half of the calendar year. No early distributions or withdrawals are allowed. When and if received, a participant in the LTPP may elect to defer his or her shares through our 2005 Deferred Compensation Plan. The LTPP shares are deferred in the form of our common stock only. At the end of the deferral period, the LTPP shares are released to the executive.

We have established a rabbi trust as a source of funds to make payments under the non-qualified deferred compensation plan. As of October 31, 2021, the rabbi trust with Fidelity Management Trust Company was fully funded, so there is no need for additional funding.

The table below provides information on the non-qualified deferred compensation of the NEOs for fiscal year 2021.

	Executive	Company	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in Last	Balance at Fiscal
	Last Fiscal Year (1)	Last Fiscal Year	Fiscal Year (2)	Year-End
Name	($)	($)	($)	($)
Michael R. McMullen	68,250	60,212	213,043	855,350
Robert McMahon	37,000	22,689	35,329	159,531
Jacob Thaysen	0	0	1,234,245	3,491,325
Padraig McDonnell	42,306	10,662	3,096	56,064
Sam Raha	867,168	16,612	464,639	1,522,816

(1)	The salary portion of the amounts reflected above is included in the amount reported as salary in the “Summary Compensation Table.”
(2)	Amounts reflected are not included in the “Summary Compensation Table” because the earnings are not “above-market.” These amounts include dividends, interest and change in market value.

Termination and Change of Control Arrangements

Set forth below is a description of the plans and agreements that could result in potential payments to the NEOs in the case of their termination of employment and/or a change of control of the company.

Change of Control Agreements

Each NEO has entered into a Change of Control Agreement with the company. Under these agreements, in the event that within 24 months after a change of control of the company, the company or its successor terminates the employment of such executive without cause or an event constituting good reason occurs and the executive resigns within three months after such an event, the executive will be entitled to: (i) two times, or solely with respect to the CEO, three times, the sum of such executive’s base salary and target bonus, (ii) payment of $80,000 for medical insurance premiums, (iii) full vesting of all outstanding options and stock awards

EXECUTIVE COMPENSATION

not subject to performance-based vesting, and (iv) a prorated portion of any bonus. Our change of control agreements do not provide tax gross-ups of parachute payments and instead provide “best-net” cutbacks.

Under the current agreements, a “change of control” means the occurrence of any of the following events: (i) the sale, exchange, lease or other disposition or transfer of all or substantially all of the assets of the company to a third party; (ii) a merger or consolidation involving the company in which our stockholders immediately prior to such merger or consolidation are not the owners of more than 75% of the total voting power of the outstanding voting securities of the company after the transaction; (iii) the acquisition of beneficial ownership of at least 25% of the total voting power of the outstanding voting securities of the company by a third person; or (iv) Individuals who, as of Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board.

“Good reason” means (i) the reduction of the officer’s rate of pay, other than reductions that apply to employees generally and variable and performance reductions; (ii) reduction in benefits or failure to receive the same benefits as similarly situated employees; (iii) a change in the officer’s duties, responsibilities, authority, job title, or reporting relationships resulting in a significant diminution of position, subject to certain exceptions; (iv) the relocation to a worksite that is more than 35 miles from his or her prior worksite and which increases the distance between such executive’s home and principal office by more than 35 miles, unless executive accepts such relocation opportunity; (v) the failure or refusal of a successor to the company to assume our obligations under the agreement, or (vi) a material breach by the company or any successor to the company of any of the material provisions of the agreement.

Under these agreements, “cause” means misconduct, including: (i) conviction of any felony or any crime involving moral turpitude or dishonesty which has a material adverse effect on our business or reputation; (ii) repeated unexplained or unjustified absences from the company; (iii) refusal or willful failure to act in accordance with any specific directions, orders or policies of the company that has a material adverse effect on our business or reputation; (iv) a material and willful violation of any state or federal law that would materially injure the business or reputation of the company as reasonably determined by the Board; (v) participation in a fraud or act of dishonesty against the company which has a material adverse effect on our business or reputation; (vi) conduct by the officer which the Board determines demonstrates gross unfitness to serve; or (vii) intentional, material violation by the officer of any contract between the officer and the company or any statutory duty of the officer to the company that is not corrected within thirty days after written notice to the officer.

In addition, in the event of a change of control:

1.

Participants in the LTPP would receive an LTPP payout equal to the greater of the target award and the accrued payout amount, payable at the earlier of the end of the applicable performance period and the change of control. In the case of a termination of the LTPP program during the first 12 months of the performance cycle, any amounts payable will be prorated for the amount of time elapsed in the performance period; and

2.

Participants who receive restricted stock unit awards and stock options would vest in full immediately prior to the closing of the transaction, unless the awards are assumed, converted or replaced in full by the successor corporation or a parent or subsidiary of the successor.

Termination and Change of Control Table

For each of the NEOs, the table below estimates the amount of compensation that would be paid in the event a change of control of the company occurs and executive is terminated without cause or voluntarily resigns for good reason, in both cases either within 24 months following the change of control or within three months prior to such change of control.

EXECUTIVE COMPENSATION

The amounts shown assume that each of the terminations was effective October 31, 2021.

	Cash Severance	Continuation of	Stock Award	Stock Option	Pension	Total Termination
Name	Payments ($)	Benefits ($) (1)	Acceleration ($) (2)	Acceleration ($) (2)	Benefits ($) (3)	Benefits ($)
Michael R. McMullen	8,832,000	80,000	17,759,674	4,362,432	1,808,474	32,842,580
Robert McMahon	2,394,000	80,000	4,765,332	1,090,632	-	8,329,964
Jacob Thaysen	2,250,000	80,000	3,491,553	862,579	-	6,684,132
Padraig McDonnell	1,800,000	80,000	1,151,094	594,899	-	3,625,993
Sam Raha	2,034,000	80,000	2,420,778	733,693	86,846	5,355,317

(1)	Flat lump sum benefit for healthcare expenses, including additional health plan premium payments that may result from termination in the event of change of control.
(2)	Stock values calculated using Agilent’s closing stock price of $157.49 on October 29, 2021.
(3)

For information regarding potential payments upon termination under the Retirement Plan, the Supplemental Benefit Retirement Plan and the Deferred Profit-Sharing Plan, in which our NEOs participate, see “Pension Benefits” above.

CEO Pay Ratio

The SEC requires companies to disclose the ratio of the annual total compensation of their CEO to the median of the annual total compensation of their other employees.

Methodology and Pay Ratio

We determined the median employee based on the 17,317 employees on our payroll (excluding the CEO) as of October 31, 2021, based on a consistently applied compensation measure defined as the sum of base salary, annual bonus and target LTI value. Once we identified the median employee, the annual total compensation was then calculated according to the SEC’s rules for the Summary Compensation Table. The annual total compensation of our median employee for fiscal year 2021 was $82,890. As disclosed in our Summary Compensation Table on page 41, our CEO’s annual total compensation for fiscal year 2021 was $15,967,630. Based on these compensation amounts, our estimate of the ratio of the annual total compensation of CEO to the annual total compensation of our median employee was 193 to 1.

As of October 31, 2021, Agilent had employees in 31 countries with 37% in Asia Pacific, 25% in Europe, Middle East and Africa and 38% in the Americas.

PROPOSAL 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 2 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Our stockholders are entitled to cast an advisory vote at the annual meeting to approve the compensation of our named executive officers, as disclosed in this proxy statement. The stockholder vote is an advisory vote only and is not binding on the company or its Board of Directors. The company currently intends to submit the compensation of the company’s named executive officers annually, consistent with the advisory vote of the stockholders at the company’s 2011 and 2017 annual meetings.

Although the vote is non-binding, the Compensation Committee and the Board of Directors value your opinions and will consider the outcome of the vote in establishing compensation philosophy and making future compensation decisions.

As described more fully in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of the proxy statement, our named executive officers, as identified on page 22, are compensated in a manner consistent with our business strategy, competitive practice, sound compensation governance principles and stockholder interests and concerns. Our compensation policies and decisions are focused on pay-for-performance.

We are requesting your non-binding vote to approve the compensation of our named executive officers as described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of the proxy statement.

Vote Required

The advisory vote regarding approval of the compensation of our named executive officers requires the affirmative vote of a majority of shares present at the annual meeting or represented by proxy and entitled to vote on the proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

The Board of Directors recommends a vote FOR the approval of the compensation of our named executive officers for fiscal 2021.

PROPOSAL 3 - RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3 — RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to audit our consolidated financial statements for the 2022 fiscal year. During the 2021 fiscal year, PwC served as our independent registered public accounting firm and also provided certain tax and other non-audit services. Although we are not required to seek stockholder approval of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit and Finance Committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

Representatives of PwC are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, to make a statement.

Vote Required

The appointment of PwC as our independent registered public accounting firm requires the affirmative vote of a majority of shares present at the annual meeting or represented by proxy and entitled to vote on the proposal. Abstentions will have the same effect as votes against this proposal. The approval of the appointment of PwC is a routine proposal on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, so broker non-votes are unlikely to result from this proposal.

The Board of Directors recommends a vote FOR the ratification of the Audit and Finance Committee’s appointment of
PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm.

AUDIT MATTERS

AUDIT MATTERS

Fees Paid to PricewaterhouseCoopers LLP

The following table sets forth the aggregate fees charged to the company by PwC for audit services rendered in connection with the audited consolidated financial statements and reports for the 2021 and 2020 fiscal years and for other services rendered during the 2021 and 2020 fiscal years to the company and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services:

		% of		% of
Fee Category:	Fiscal 2021	Total	Fiscal 2020	Total
Audit Fees	$4,452,000	98.7%	$4,826,000	95.7%
Audit-Related Fees	44,000	1.0%	183,000	3.6%
Tax Fees	9,000	0.2%	23,000	0.5%
All Other Fees	4,000	0.1%	10,000	0.2%
Total Fees	$4,509,000	100%	$5,042,000	100%

Audit Fees: Consist of fees billed for professional services rendered for the integrated audit of our consolidated financial statements and our internal control over financial reporting and review of the interim condensed consolidated financial statements included in quarterly reports. Fiscal 2021 and 2020 audit fees also consist of fees billed for services that are normally provided by PwC in connection with statutory reporting and regulatory filings or engagements and attest services, except those not required by statute or regulation.

Audit-Related Fees: Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards. Fiscal 2020 audit-related fees reflect additional fees of $150,000 related to the adoption of new accounting standards.

Tax Fees: Consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audits and appeals, customs and duties, mergers and acquisitions and international tax planning.

All Other Fees: Consist of fees for all other services other than those reported above.

In making its recommendation to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending October 31, 2021, the Audit and Finance Committee has considered whether services other than audit and audit-related services provided by PwC are compatible with maintaining the independence of PwC.

Policy on Preapproval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit and Finance Committee’s policy is to preapprove all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Preapproval is generally provided for up to one year and any preapproval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit and Finance Committee has delegated its preapproval authority up to a specified maximum to the Chairperson of the Audit and Finance Committee who may preapprove all audit and permissible non-audit services so long as his preapproval decisions are reported to the Audit and Finance Committee at its next scheduled meeting.

AUDIT MATTERS

AUDIT AND FINANCE COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that the company specifically incorporates it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act.

AUDIT AND FINANCE COMMITTEE REPORT

During fiscal year 2021, the Audit and Finance Committee of the Board (the “Audit and Finance Committee”) reviewed the quality and integrity of the company’s consolidated financial statements, the effectiveness of its system of internal control over financial reporting, its compliance with legal and regulatory requirements, the qualifications and independence of its independent registered public accounting firm, the performance of its internal audit function and independent registered public accounting firm and other significant financial matters. Each of the Audit and Finance Committee members satisfies the definition of independent director and is financially literate as established in the New York Stock Exchange. In addition, the Board of Directors has identified Dow R. Wilson as the Audit and Finance Committee’s “Financial Expert.” The company operates with a November 1 to October 31 fiscal year. The Audit and Finance Committee met eleven times, including telephone meetings, during the 2021 fiscal year.

The Audit and Finance Committee’s work is guided by a written charter that the Board has approved. The Audit and Finance Committee regularly reviews its charter to ensure that it is meeting all relevant audit committee policy requirements of the SEC, the Public Company Accounting Oversight Board and the New York Stock Exchange. You can access the latest Audit and Finance Committee charter by clicking on “Committee Charters” in the “Governance” section of the web page at www.investor.agilent.com or by writing to us at Agilent Technologies, Inc., 5301 Stevens Creek Blvd., Santa Clara, California 95051, Attention: Investor Relations.

The Audit and Finance Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP, the company’s independent registered public accounting firm, the company’s audited consolidated financial statements and its internal controls over financial reporting. The Audit and Finance Committee has discussed with PricewaterhouseCoopers LLP, during the 2021 fiscal year, the matters required to be discussed by AS 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board and approved by the SEC.

The Audit and Finance Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence and has discussed with PricewaterhouseCoopers LLP its independence from the company. Based on the review and discussions noted above, the Audit and Finance Committee recommended to the Board that the company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended October 31, 2021, and be filed with the SEC.

Submitted by:Audit and Finance Committee

Dow R. Wilson, Chairperson

Mikael Dolsten, M.D.

Daniel K. Podolsky, M.D.

Sue H. Rataj

PROPOSAL 4 — STOCKHOLDER PROPOSAL

PROPOSAL 4 — STOCKHOLDER PROPOSAL

Agilent received a stockholder proposal from Myra K. Young of 9295 Yorkship Court, Elk Grove, California 95758, who beneficially owns 40 shares of Agilent common stock (the “Proponent”). The Proponent has requested that Agilent include the following proposal and supporting statement in this proxy statement. The proposal may be voted on at the annual meeting only if properly presented by the Proponent or the Proponent’s qualified representative at the annual meeting.

This proposal and supporting statement are quoted verbatim below and Agilent is not responsible for their content, including any inaccurate statements that may be contained in them.

For the reasons set forth following the Proponent’s proposal, the Board opposes adoption of the proposal and recommends that you vote AGAINST the proposal.

RESOLVED: The shareholders of Agilent Technologies Inc. (“Company”) hereby request the Board of Directors take the steps necessary to amend our bylaws and each appropriate governing document to give holders with an aggregate of 10% net long of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our Board’s current power to call a special meeting.

SUPPORTING STATEMENT: A meaningful shareholder right to call a special meeting is a way to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. This is important because there could be 15-months between annual meetings.

Currently, 68% of S&P 500 companies allow shareholders to call a special meeting. Well over half of S&P 1500 companies also allow shareholders this right.

According to Proxy Insight’s “Resolution Tracker,” a majority of shareholders at Dollar General, Thermo Fisher Scientific, Kellogg, FleetCor Technologies, SPAR Group, Verizon, Sonoco Products and Electronic Arts recently voted to for their right to call special meetings.

Large funds such as Vanguard, TIAA-CREF, BlackRock and SSgA Funds Management, Inc. (State Street) support the right of shareholders to call special meetings. For example, BlackRock includes the following in its proxy voting guidelines: “[S]hareholders should have the right to call a special meeting...”

We urge the Board to join the mainstream of major U.S. companies and establish a right for shareholders owning 10% of our outstanding common stock to call a special meeting.

Please vote for: Special Shareowner Meetings – Proposal [4*]

Board Recommendation

After careful deliberation, the Board of Directors unanimously recommends that stockholders vote AGAINST this 10% special meeting right proposal.

PROPOSAL 4 — STOCKHOLDER PROPOSAL

Agilent is committed to good corporate governance, accountability and stockholder engagement.  To this end, we regularly review and proactively embrace appropriate corporate governance practices to reinforce our Board’s commitment to robust oversight and advancing value creation and business success for the benefit of all stakeholders, including, critically, our stockholders.  We understand that the ability to act in between annual meetings, the process and requirements for doing so and the objectives of such mechanisms is a topic on which stockholders’ perspectives vary, and we intend to gather additional views from stockholders as we study the topic further.

This 10% proposal may shift power to a small minority of stockholders and enable misuse and disruption to the detriment of the Company and our stockholders.

In evaluating this stockholder proposal, the Board considered the low ownership threshold contemplated by the proposal (i.e., 10%) for triggering the ability to call special meetings and assessed such proposal in the context of the Company’s ownership base.  In particular, given existing concentration in ownership of the Company’s stock, a low number of stockholders could satisfy the proposed threshold and use the right to advocate special interest agendas, goals not widely shared by the stockholder base as a whole or apply short-term oriented pressure inconsistent with the long-term interests of the Company and our stockholders. The Board also took into account that at most companies, stockholders or a group of stockholders holding only 10% of the company do not have the right to convene a stockholder-called special meeting on their own.

Preparing for stockholder meetings and the appropriate recommendations and actions to take in respect of such matters requires significant time and attention of the Board, members of senior management and significant employees, diverting their attention away from performing their primary function, which is to operate the business of the Company in the best interests of our stockholders. A special meeting of stockholders is an expensive and time-consuming affair, because of the legal and administrative costs in preparing required disclosure documents, printing and mailing costs, and so on. Having formal action center on the annual meeting period – and in any event having interim actions in between annual meetings be mandated by stockholders only when substantial stockholder support is present at the outset – is in our view beneficial to stockholders and to the Company.

The proposal is unnecessary given our strong corporate governance standards and demonstrated openness and responsiveness to stockholders.

The Company has strong corporate governance practices that provide stockholders with meaningful and substantial opportunities to address Company business other than through a formally-called special meeting:

•	The Board created new “proxy access” rights for stockholders to nominate candidates in accordance with specified requirements.

•	The Company’s Bylaws provide stockholders with a mechanism for bringing business (including nominations) before the Company’s annual stockholder meeting each year.

•	The Company has a majority voting standard for the election of directors, i.e., directors must receive a majority of votes entitled to vote in uncontested elections.

•

The Company has undertaken substantial Board refreshment and effective director succession planning, resulting in four new independent directors being appointed since 2018 and five of the Board’s ten independent directors having a tenure of under five years.

•

The Company’s Board composition is aligned with the Company’s business strategies, industry positioning and risk oversight priorities, and processes are in place at the Board and Board committee-level to enable regular assessment and review of opportunities for enhancement, including peer evaluations.

•	Each member of the Board, other than the Company’s Chief Executive Officer, is an independent director, the standing Board-level committees are independent and the Board has an independent Chairman.

PROPOSAL 4 — STOCKHOLDER PROPOSAL

We value and encourage stockholder engagement and input.

The Company’s corporate governance approach reflects our commitment to strong and effective governance practices and an openness to input from our stockholders. Our stockholders have ample opportunities to engage in regular, substantive dialogue with the Company to communicate their views and offer feedback.

Our stockholders have numerous protections and ways to make their voice heard, including through the Company’s continuing stockholder engagement efforts and that under Delaware law and New York Stock Exchange rules, the Company must submit certain matters to a stockholder vote.

For the reasons discussed above, the Board has concluded that implementing the proposal and creating a new special meeting right on the terms set forth in it would not promote the best interests of the Company and our stockholders, and recommends that stockholders vote AGAINST this proposal.

Vote Required

The affirmative vote of a majority of shares present at the annual meeting or represented by proxy and entitled to vote is required for approval of the proposal. Abstentions will have the same effect as votes against this proposal. Brokers and other nominees will not be entitled to vote on the proposal in the absence of voting instructions from the beneficial owner, so broker non-votes will not be counted for purposes of determining whether the proposal has been approved. Unless marked to the contrary, proxies received will be voted AGAINST the proposal.

The Board of Directors recommends a vote AGAINST Proposal 4: Stockholder Proposal.

BENEFICIAL OWNERSHIP

BENEFICIAL OWNERSHIP

Stock Ownership of Certain Beneficial Owners

The following table sets forth information, as of January 18, 2022, concerning each person or group known by us, based on filings pursuant to Section 13(d) or (g) under the Exchange Act, as amended (the “Exchange Act”), to own beneficially more than 5% of the outstanding shares of our common stock

Name and Address of Beneficial Owner	Amount and Nature	Percent of Class
BlackRock, Inc.	25,064,185(1)	8.20%(1)
55 East 52nd Street
New York, NY 10022
The Vanguard Group	23,804,938(2)	7.76%(2)
100 Vanguard Blvd.
Malvern, PA 19355
T. Rowe Price Associates, Inc.	23,512,823(3)	7.60%(3)
100 E. Pratt Street
Baltimore, MD 21202

(1)

Based solely on information contained in a Schedule 13G/A filed with the SEC on January 29, 2021 by BlackRock, Inc. The Schedule 13G/A indicates that BlackRock, Inc. has sole voting power with respect to 21,381,016 shares, shared voting power with respect to 0 shares and sole dispositive power with respect to 25,064,185 shares.

(2)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group. The Schedule 13G/A indicates that The Vanguard Group. has sole voting power with respect to 0 shares, shared voting power with respect to 499,383 shares, sole dispositive power with respect to 22,464,672 shares and shared dispositive power with respect to 1,340,266 shares.

(3)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 16, 2021 by T. Rowe Price Associates, Inc. The Schedule 13G/A indicates that T. Rowe Price Associates, Inc. has sole voting power with respect to 8,602,041 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 23,512,823 shares and shared dispositive power with respect to 0 shares.

BENEFICIAL OWNERSHIP

Stock Ownership of Directors and Officers

The following table sets forth information, as of January 18, 2022, on the beneficial ownership of our common stock by (1) each director and each of our NEOs and (2) by all directors and executive officers as a group. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the following table.

					Total Number	Number of	Total Shares
	Number of				of Shares	Shares Subject	Beneficially
	Shares of		Deferred		Beneficially	to Excercisable	Owned Plus
Name of Beneficial Owner	Common Stock		Stock (1)		Owned (2)	Options and RSUs (3)	Underlying Units
Mala Anand	7,607		-		7,607	-	7,607
Hans E. Bishop	-		17,243		17,243	-	17,243
Otis W. Brawley, M.D.	-		583		583	-	583
Mikael Dolsten, M.D., Ph.D.	284		283		567	-	567
Koh Boon Hwee	56,407		13,009		69,416	-	69,416
Heidi Kunz	1,850		54,131	(4)	55,981	-	55,981
Padraig McDonnell	11,386		-		11,386	-	11,386
Robert McMahon	61,841		9,484		71,325	-	71,325
Michael R. McMullen	112,091		-		112,091	-	112,091
Daniel K. Podolsky, M.D.	-		28,627		28,627	-	28,627
Samraat Raha	38,846		13,648		52,494	-	52,494
Sue H. Rataj	21,490		-		21,490	-	21,490
George A. Scangos, Ph.D.	14,450	(5)	16,609		31,059	-	31,059
Jacob Thaysen	57,439		21,392		78,831	-	78,831
Dow Wilson	-		10,809		10,809	-	10,809
All directors and executive officers as a group (19) persons	523,896	(6)	254,546		778,442	-	778,442

(1)	Represents the number of deferred shares or share equivalents held by Fidelity Management Trust Company under the 2005 Deferred Compensation Plan as to which voting or investment power exists.
(2)	Individual directors and executive officers as well as all directors and executive officers as a group beneficially own less than 1% of the shares of Common Stock outstanding, as of January 18, 2022.
(3)	Represents the number of shares subject to options exercisable or restricted stock units subject to vesting, both within 60 days following January 18, 2022.
(4)	All shares are held by Ms. Kunz in a living trust (Heidi K. Fields Living Trust).
(5)	Mr. Scangos holds 14,450 shares in the George A. Scangos and Leslie S. Wilson Family Trust.
(6)

Includes 208,933 direct and indirect shares, and 0 options exercisable or restricted stock units vesting both within 60 days following January 18, 2022, for a total of 208,933 shares held by executive officers not separately listed in this table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our common stock. We believe that during the 2021 fiscal year, two of our executive officers failed to file certain Form 4s on a timely basis. Henrik Ancher-Jensen reported one transaction on a late Form 4 filing. Rodney Gonsalves reported five transactions in a Form 5 filing. For fiscal year 2020, Mr. Gonsalves reported eleven transactions in a Form 5 filing. For fiscal year 2019, Mr. Gonsalves reported three transactions in a Form 5 filing. Except for the foregoing, we believe that during the 2021 fiscal year, our executive officers and directors complied with all Section 16(a) filing requirements. In making these statements, we have relied upon examination of copies of Forms 3, 4 and 5 provided to us and the written representations of our directors and officers.

GENERAL INFORMATION

Q:	Who can participate at the annual meeting?
A:	Stockholders of record as of January 18, 2022 (the “Record Date”) can participate in and vote at the virtual annual meeting.
Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
A:

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended October 31, 2021 (the “Annual Report”), by providing access to such documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, commencing on or about February 3, 2022, a Notice of Internet Availability of Proxy Materials (the “Notice”) was sent to most of our stockholders which will instruct you how to access and review the proxy materials on the Internet. The Notice also instructs you to submit your proxy via the Internet. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions for requesting such materials in the Notice.

Q:	Why am I receiving these materials?
A:

We are providing these proxy materials to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail, in connection with our 2022 annual meeting of stockholders, which will take place on March 16, 2022. Stockholders are invited to participate in the virtual annual meeting and are requested to vote on the proposals described in this proxy statement.

Q:	Who is soliciting my proxy?
A:	We are soliciting proxies to be used at the annual meeting of stockholders on March 16, 2022, for the purposes set forth in the foregoing Notice.
Q:	What is included in these materials?
A:	These materials include:
•	Our proxy statement for our annual meeting; and
•	Our Annual Report, which includes our audited consolidated financial statements.

If you requested printed versions of these materials by mail, these materials also include the proxy card for the annual meeting.

Q:	What information is contained in these materials?
A:

The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid officers and certain other required information.

Q:	What shares owned by me can be voted?
A:

All unrestricted shares owned by you as of the close of business on January 18, 2022 may be voted. You may cast one vote per share of common stock that you held on the Record Date. These include shares that are: (1) held directly in your name as the stockholder of record, including shares received or purchased through the Agilent Technologies, Inc. 1999 Stock Plan, 2009 Stock Plan and 2018 Stock Plan and the Agilent Technologies, Inc. Employee Stock Purchase Plan and 2020 Employee Stock Purchase Plan (collectively, the “Deferred Compensation Plans”), and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee or held for your account by the Deferred Compensation Plans. You can direct Fidelity, the trustee of the Deferred Compensation Plans, to vote your proportionate interest in the shares of common stock held under the Deferred Compensation Plans by returning a proxy card or voting instruction form or by providing voting instructions via the Internet or by telephone. Fidelity will vote your Deferred Compensation Plan shares as of the record date in the manner directed by you. Because Fidelity is designated to vote on your behalf, you will not be able to vote your shares held in the Deferred Compensation Plans at the meeting. If we do not receive voting instructions from you by 1:00 a.m. (Eastern time) on March 16, 2022, Fidelity will not vote your Deferred Compensation Plan shares on any of the proposals brought at the annual meeting.

On the Record Date, January 18, 2022, we had 300,366,110 shares of common stock issued and outstanding.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:

Most or our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

GENERAL INFORMATION

Stockholder of Record: If your shares are registered directly in your name with our transfer agent Computershare, you are considered, with respect to those shares, the stockholder of record, and the Notice, or if requested, these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders, Michael R. McMullen, Chief Executive Officer and Michael Tang, Senior Vice President, General Counsel and Secretary, or to vote at the annual meeting. If you requested printed copies of the proxy materials, we have enclosed a proxy card for you to use. You may also vote on the Internet or by telephone, as described below under the heading “How can I vote my shares without participating in the virtual annual meeting?”

Beneficial Owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you are invited to participate in the annual meeting, but you must be registered in advance (see below). You also have the right to direct your broker on how to vote these shares. Your broker or nominee should have enclosed a voting instruction form for you to direct your broker or nominee how to vote your shares. You may also vote by Internet or by telephone, as described below under “How can I vote my shares without participating in the virtual annual meeting?” However, shares held in “street name” may be voted at the virtual annual meeting by you only if you obtain a signed proxy from the record holder (stock brokerage, bank, or other nominee) giving you the right to vote the shares.

Q:	What is required for admission to the annual meeting?
A:

Stockholders of Record: In order to be admitted to participate in the virtual annual meeting, you will need the 15-digit control number included on your Notice of Internet Availability of Proxy Materials, your proxy card or on the instructions that accompanied your proxy materials.

Beneficial Owners: If you are a beneficial owner and want to attend the annual meeting online by webcast (with the ability to ask a question and/or vote, you have two options:

1)	Registration in Advance of the Annual Meeting
2)	Submit proof of your proxy power (“Legal Proxy”) from your broker or bank reflecting your Agilent holdings along with your name and email address to Computershare.
3)

Requests for registration as set forth in (1) above must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on March 9, 2022. You will receive a confirmation of your registration by email after Computershare receives your registration materials.

4)	Requests for registration should be directed to Computershare at either of the following:

By email: Forward the email from your broker granting you a Legal Proxy, or attach an image of your Legal Proxy and send to legalproxy@computershare.com.

By mail:

Computershare

Agilent Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

5)	Register at the Annual Meeting

For this proxy season, an industry solution has been agreed upon to allow beneficial owners to register online at the annual meeting to attend, ask questions and vote. We expect that the vast majority of beneficial owners will be able to fully participate using the control number received with their voting instruction form. Please note, however, that this option is intended to be provided as a convenience to beneficial owners only, and there is no guarantee this option will be available for every type of beneficial owner voting control number. The inability to provide this option to any or all beneficial owners shall in no way impact the validity of the annual meeting. Beneficial owners may choose the Register in Advance of the Annual Meeting option above, if they prefer to use this traditional, paper-based option.

For more information on the available options and registration instructions, please go to https://meetnow.global/MUKST9J.

The online meeting will begin promptly at 8:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

GENERAL INFORMATION

If you encounter any difficulties accessing the meeting, please call the technical support number 1-888-724-2416.

Q:	What if I have trouble accessing the Annual Meeting virtually?
A:

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plug-ins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it, you may call 1-888-724-2416.

Q:	How can I ask questions at the virtual annual meeting?
A:

Questions relevant to meeting matters will be answered during the meeting, subject to time constraints. We will post responses to questions relevant to meeting matters that are not answered during the annual meeting due to time constraints on the company’s Investor Relations webpage. Stockholder of record will be able to ask questions by following the instructions on your Notice, proxy card, or the instructions that accompanied your proxy materials.  Beneficial owners will be able to ask questions directly via the virtual meeting website.

Q:	How can I vote my shares at the virtual annual meeting?
A:

Stockholders of record will need the 15-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Beneficial owners who register for the annual meeting in advance, may use the control number supplied to them  by Computershare within the confirmation e-mail received or beneficial owners also may use the control number received with their voting instruction form. Stockholders will be able to participate in the meeting via live webcast by visiting www.meetnow.global/MUKST9J. You may participate in and vote during the annual meeting by following the instructions available on the meeting website during the meeting. Shares held directly in your name as the stockholder of record may be voted electronically at the annual meeting. Shares for which you are the beneficial owner, but not the stockholder of record also may be voted electronically during the annual meeting by following one of the steps listed above. Even if you plan to participate in the annual meeting online, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to participate in the annual meeting.

Q:	How can I vote my shares without participating in the virtual annual meeting?
A:

Whether you hold your shares directly as the stockholder of record or beneficially in “street name,” you may direct your vote without participating in the virtual annual meeting by proxy. You can vote by proxy over the Internet or by telephone. Please follow the instructions provided in the Notice, or, if you requested printed copies of proxy materials, on the proxy card or voting instruction form.

Q:	Can I revoke my proxy or change my vote?
A:

You may revoke your proxy or change your voting instructions prior to the annual meeting. If you are a stockholder of record, you may enter a new vote at any time prior to the annual meeting by using the Internet or the telephone or by mailing a new proxy card or new voting instruction form bearing a later date (which will automatically revoke your earlier voting instructions) or by attending and voting at the virtual annual meeting. Your attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you are the beneficial owner but not the stockholder of record, your broker, bank or other nominee can provide you with instructions on how to change your vote.

Q:	How are votes counted?
A:

In the election of directors, your vote may be cast “FOR” or “AGAINST” one or more of the nominees, or you may “ABSTAIN” from voting with respect to one or more of the nominees. Shares voting “ABSTAIN” have no effect on the election of directors.

For proposals 2, 3 and 4 your vote may be cast “FOR” or, “AGAINST” or you may “ABSTAIN.”  If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign your proxy card or broker voting instruction form with no further instructions, your shares will be voted as described below in “Abstentions and Broker Non-Votes.”

Abstentions and Broker Non-Votes

Any shares represented by proxies that are marked to “ABSTAIN” from voting on a proposal will be counted as present in determining whether we have a quorum. They will also be counted in determining the total number of shares entitled to vote on a proposal. Abstentions and, if applicable, broker non-votes will not be counted as votes

GENERAL INFORMATION

“FOR” or “AGAINST” a director nominee. Accordingly, abstentions are not counted for the purpose of determining the number of votes cast in the election of directors.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. Only Proposal 3 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. If your broker returns a proxy card but does not vote your shares, this results in a “broker non-vote.” Broker non-votes will be counted as present for the purpose of determining a quorum.

Proposals 1 (election of directors), 2 (approval of the compensation of our named executive officers) and 4 (stockholder proposal) are not considered routine matters, and without your instruction, your broker cannot vote your shares. Because brokers do not have discretionary authority to vote on these proposals, broker non-votes will not be counted for the purpose of determining the number of votes cast on these proposals.

Q:	What does it mean if I receive more than one Notice, proxy card or voting instruction form?
A:

It means your shares are registered differently or are in more than one account. For each Notice you receive, please vote online for each control number you have been assigned. If you receive paper copies of proxy materials, please provide voting instructions for all proxy cards and voting instruction forms you receive.

Q:	Where can I find the voting results of the annual meeting?
A:

We will announce preliminary voting results at the annual meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting.

Q:	What happens if additional proposals are presented at the annual meeting?
A:

Other than the four proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Michael R. McMullen, Chief Executive Officer, and Michael Tang, Senior Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason, any one or more of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:	What is the quorum requirement for the annual meeting?
A:

The quorum requirement for holding the annual meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the annual meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting.

Q:	Who will count the vote?
A:	A representative of Computershare will tabulate the votes and act as the inspector of election.
Q:	Is my vote confidential?
A:

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the company or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation by the Board. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to our management.

Q:	Who will bear the cost of soliciting votes for the annual meeting?
A:

We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. We have retained the services of Georgeson LLC (“Georgeson”) to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. We estimate that we will pay Georgeson a fee of $14,000 for its services.

In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation

GENERAL INFORMATION

activities. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:	May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?
A:	You may submit proposals for consideration at future annual stockholder meetings, including director nominations.

Stockholder Proposals: In order for a stockholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, the written proposal must be received by us no later than October 8, 2022 and should contain such information as is required under our Bylaws. Such proposals will need to comply with the SEC’s regulations regarding the inclusion of stockholder proposals in our proxy materials. In order for a stockholder proposal to be raised from the floor during next year’s annual meeting, written notice must be received by us no later than October 8, 2022 and should contain such information as required under our Bylaws.

Nomination of Director Candidates: Our Bylaws permit stockholders to nominate directors at a stockholder meeting. In order to make a director nomination at an annual stockholder meeting, it is necessary that you notify us not less than 120 days before the first anniversary of the date that the proxy statement for the preceding year’s annual meeting was first sent to stockholders.

Our 2021 proxy statement was first sent to stockholders on February 3, 2022. Thus, in order for any such nomination notice to be timely for next year’s annual meeting, it must be received by us no later than October 8, 2022. In addition, the notice must meet all other requirements contained in our Bylaws and include any other information required pursuant to Regulation 14A of the Exchange Act.

Our Bylaws provide a proxy access right for stockholders, pursuant to which a stockholder, or a group of up to 20 stockholders, owning at least three percent of our outstanding common stock continuously for at least three years, may nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or twenty percent of the Board, subject to certain limitations and provided that the stockholders and the nominees satisfy the requirements specified in our Bylaws. Under our Bylaws, to be considered timely, compliant notice of proxy access director nominations for next year’s proxy statement must be received by us no later than October 8, 2022.

Copy of Bylaw Provisions: You may contact our Corporate Secretary at our corporate headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Additionally, a copy of our Bylaws can be accessed on the Agilent Investor Relations web-site under “Governance.”

Q:	How do I obtain a separate set of proxy materials if I share an address with other stockholders?
A:

To reduce expenses, in some cases, we are delivering one set of the proxy materials or, where applicable, one Notice to certain stockholders who share an address, unless otherwise requested by one or more of the stockholders. For stockholders receiving hard copies of the proxy materials, a separate proxy card is included with the proxy materials for each stockholder. For stockholders receiving a Notice, the Notice will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you have only received one set of the proxy materials or one Notice, you may request separate copies at no additional cost to you by contacting us at:

Agilent Technologies, Inc.

Attn:  Stockholder Records

5301 Stevens Creek Blvd.

Santa Clara, California 95051

(800) 227-9770

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Agilent Technologies, Inc.

Attn:  Stockholder Records

5301 Stevens Creek Blvd.

Santa Clara, California 95051

(800) 227-9770

shareholder-records@agilent.com

Annual Report on Form 10-K

You may receive a copy of our Annual Report on Form 10-K for the fiscal year ended October 31, 2021 without charge by sending a written request to:

Agilent Technologies, Inc.

Attn: Investor Relations

5301 Stevens Creek Boulevard

Santa Clara, California 95051

By Order of the Board,

Michael Tang
Senior Vice President, General Counsel
and Secretary

Dated: February 3, 2022

Appendix A

APPENDIX A TO PROXY STATEMENT

OF

AGILENT TECHNOLOGIES, INC.

The reconciliation of non-GAAP net income and diluted EPS for the years ended October 31, 2021, 2020 and 2019 follows:

ADJUSTED NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS

(In millions, except per share amounts)

(Unaudited)

	Years Ended
	October 31,
	2021	Diluted EPS	2020	Diluted EPS	2019	Diluted EPS
GAAP net income	$1,210	$3.94	$719	$2.30	$1,071	$3.37
Non-GAAP adjustments:
Asset impairments	2	0.01	99	0.32	—	—
Intangible amortization	194	0.63	184	0.59	125	0.39
Transformational initiatives	37	0.12	53	0.17	44	0.14
Acquisition and integration costs	41	0.13	41	0.13	48	0.15
Change in fair value of contingent consideration	(21)	(0.07)	—	—	—	—
Business exit and divestiture costs	5	0.02	2	0.01	—	—
Pension settlement loss	1	—	4	0.01	—	—
Loss on extinguishment of debt	17	0.06	—	—	9	0.03
Net gain on equity securities	(92)	(0.30)	(27)	(0.09)	—	—
NASD site costs	—	—	—	—	12	0.04
Special compliance costs	—	—	—	—	2	0.01
Other	9	0.03	9	0.04	29	0.09
Tax benefit on intra-entity asset transfer	—	—	—	—	(299)	(0.94)
Adjustment for taxes (a)	(71)	(0.23)	(61)	(0.20)	(52)	(0.17)
Non-GAAP net income	$1,332	$4.34	$1,023	$3.28	$989	$3.11
Acquisitions	8	0.03	—	—	(10)	(0.03)
Currency and hedging	(2)	(0.01)	1	—	(2)	(0.01)
Interest expense associated with acquisitions	—	—	—	—	7	0.02
Adjusted non-GAAP net income	$1,338	$4.36	$1,024	$3.28	$984	$3.09

(a)

The adjustment for taxes excludes tax benefits that management believes are not directly related to on-going operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For the year ended October 31, 2021, management used a non-GAAP effective tax rate of 14.25%.  For the year ended October 31, 2020, management used a non-GAAP effective tax rate of 15.25%.  For the year ended October 31, 2019, management used a non-GAAP effective tax rate of 16.75%.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to asset impairments, amortization of intangibles, transformational initiatives, acquisition and integration costs, change in fair value of contingent consideration, business exit and divestiture costs, pension settlement loss, loss on extinguishment of debt, net gain on equity securities, NASD site costs, special compliance costs and tax benefit on intra-entity asset transfer.

Asset impairments include assets that have been written down to their fair value.

Transformational initiatives include expenses associated with targeted cost reduction activities such as manufacturing transfers including costs to move manufacturing due to new tariffs and tariff remediation actions, site consolidations, legal entity and other business reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs. Included in this category are also expenses associated with company programs to transform our product lifecycle management (PLM) system and human resources and financial systems.

Acquisition and Integration costs include all incremental expenses incurred to effect a business combination. Such acquisition costs may include advisory, legal, tax, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, the transfer of assets and intellectual property, information technology systems and infrastructure and other employee-related costs.

Change in fair value of contingent consideration represents changes in the fair value estimate of acquisition-related contingent consideration.

Business exit and divestiture costs include costs associated with business divestitures.

Pension settlement loss relates to the relief of the US Retirement Plan pension obligation due to increased lump sum payouts over a specified accounting threshold.

Loss on extinguishment of debt relates to the net loss recorded on the redemption of $100 million of the $400 million outstanding 3.2% senior notes due on October 2022, called on December 22, 2020 and settled on January 21, 2021, the net loss recorded on the redemption of the remaining $300 million called on March 5, 2021 and settled on April 5, 2021 and the net loss recorded on full redemption of $500 million of outstanding 5.00% senior notes due July 2020, called on August 16, 2019 and settled on September 17, 2019.

Net gain on equity securities relates to the realized and unrealized mark-to-market adjustments for our marketable and non-marketable equity securities.

NASD site costs include all the costs related to the expansion of our manufacturing of nucleic acid active pharmaceutical ingredients incurred prior to the commencement of commercial manufacturing.

Special compliance costs associated with transforming our processes to implement new regulations such as data privacy regulations, revenue recognition, lease accounting and certain tax reporting requirements.

Other includes certain legal costs and settlements in addition to other miscellaneous adjustments.

Tax benefit on intra-entity asset transfer relates to our operations in Singapore along with our application of the new accounting rules for income tax consequences of intra-entity transfer of assets as adopted on November 1, 2018.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The reconciliation of adjusted non-GAAP income from operations and operating margins for the years ended October 31, 2021 and 2020 follows:

RECONCILIATION OF ADJUSTED NON-GAAP INCOME FROM OPERATIONS AND OPERATING MARGINS

(In millions, except margin data)

(Unaudited)

		Operating		Operating
	FY21	Margin %	FY20	Margin %
Revenue:	$6,319		$5,339
Adjustments:
Currency	(61)		4
Acquisitions	(14)		—
Adjusted revenue	$6,244		$5,343

Income from operations:
GAAP Income from operations	$1,347	21.3%	$846	15.8%
Add:
Asset impairments	2		99
Intangible amortization	194		184
Business exit and divestiture costs	5		2
Transformational initiatives	37		53
Acquisition and integration costs	41		41
Change in fair value of contingent consideration	(21)
Other	8		31
Non-GAAP income from operations	$1,613	25.5%	$1,256	23.5%
Subtract:
Currency and hedging	(11)		1
Add:
Acquisitions	9		—
Reimbursement from Keysight for services (*)	10		11
Adjusted non-GAAP income from operations	$1,621	26.0%	$1,268	23.7%

(*)

Post separation, Agilent is providing Keysight Technologies, Inc. certain site services.  These site services are included in our operating expenses.  The amounts billed to Keysight for these services are recorded in other income.

We provide non-GAAP income from operations and non-GAAP operating margins amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to asset impairments, amortization of intangibles, business exit and divestiture costs, transformational initiatives, acquisition and integration costs and change in fair value of contingent consideration.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext MMMMMMMMM MR ASAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/agilent or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/agilent Annual Meeting Proxy Card 1234 5678 9012 345 • IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • A Proposals — The Board of Directors recommends a vote FOR all the listed nominees, a vote FOR Proposals 2 and 3 and a vote AGAINST Proposal 4. + 1. Election of Directors: To elect three directors to a three-year term. At the annual meeting, the Board of Directors intends to present the following nominees for election as directors: For Against Abstain For Against Abstain For Against Abstain 03 - Mikael Dolsten, 02 - Otis W. Brawley, 01 - Hans E. Bishop M.D., Ph.D. M.D. For Against Abstain For Against Abstain 2. To approve, on a non-binding advisory basis, the compensation 4. To vote on a stockholder proposal regarding the right to call a of our named executive officers. special meeting, if properly presented at the meeting. 3. To ratify the Audit and Finance Committee’s appointment of 5. To consider such other business as may properly come before PricewaterhouseCoopers LLP as our independent registered the annual meeting. public accounting firm. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MR A SAMPLE (THIS AREA IS SET UPTOACCOMMODATE C 1234567890 JNT 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR ASAMPLE AND MR ASAMPLE AND MR ASAMPLE AND 1UPX 523230 MR ASAMPLE AND MR ASAMPLE AND MR ASAMPLE AND MMMMMMM + 03JXEE

The 2022 Annual Meeting of Stockholders of Agilent Technologies, Inc. will be held on Wednesday, March 16, 2022 at 8 A.M., Pacific Daylight Time, virtually via the internet at www.meetnow.global/MUKST9J. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this proxy card. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/agilent • IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • Proxy — AGILENT TECHNOLOGIES, INC. + Annual Meeting of Stockholders—March 16, 2022 This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Michael R. McMullen and Michael Tang, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of Common Stock of Agilent Technologies, Inc. held of record by the undersigned on January 18, 2022, at the Annual Meeting of Stockholders to be held on Wednesday, March 16, 2022, or any postponement, adjournment or continuations thereof. IMPORTANT—This Proxy must be signed and dated on the reverse side. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE BOARD’S NOMINEES AND PROPOSALS 2 AND 3 AND VOTED AGAINST PROPOSAL 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED If you vote by telephone or the Internet, please DO NOT mail back this proxy card. (Continued and to be voted on reverse side.) Non-Voting Items C Change of Address — Please print new address below. Comments — Please print your comments below. +